As filed with the Securities and Exchange Commission on ______ __, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933

GREENHOUSE HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	5900	26-2903011
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

5171 Santa Fe Street, Suite I, San Diego, California, 92109	Telephone: (858) 273-2626
(Address and telephone number of Registrant's principal executive offices)

National Registered Agents, Inc.
1000 E. William St. Suite 204
Carson City, Nevada., 89701
(800) 520 6724
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of notices and other communications should be sent to:

Peter Campitiello, Esq. Tarter Krinsky & Drogin LLP 1350 Broadway New York, New York 10018 Tel: 212-216-8002 Fax: 212-216-8001

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)		Amount of Registration Fee
Common Stock, $0.001 par value per share, underlying Series A Preferred Stock (3)		$	$		$
Common Stock, $0.001 par value per share, issuable upon exercise of warrants
[Placement Agent Discounts and Commissions]
TOTAL		$		$28,000,000		$3,250,80

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee. The registration fee is calculated pursuant to Rule 457(c). Our common stock is quoted under the symbol “GRHU.OB” on the Over-the-Counter Bulletin Board (“OTCBB”). As of February 11, 2011, the last reported bid price was $2.80 per share and the last reported asked price was $2.80 per share. The average of the bid and asked prices as of such date was $2.80 per share. Accordingly, the registration fee is $3,250.80 based on $2.80 per share.

(3)
Consists of ________ shares of common stock issuable upon conversion of the Series A Preferred Stock and ____ shares of common stock issuable upon exercise of the warrants, assuming  sale of all the units.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange  commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ___________  __, 2011

GREENHOUSE HOLDINGS, INC.

_____ Shares of Series A Preferred Stock
(and ________ Shares of Common Stock underlying the Series A Preferred Stock)
____ Warrants
(and ____ Shares of Common Stock underlying the Warrants)

We are offering up to _______ shares of Series A convertible preferred stock and warrants to purchase up to __________ shares of our common stock in this offering. The Series A preferred stock and warrants will be sold in units for a purchase price equal to $________ per unit, with each unit consisting of (1) _______shares of Series A convertible preferred stock which is convertible into ___________ shares of our common stock and  (2) a warrant to purchase ____shares of common stock.  Subject to ownership limitations, the Series A preferred stock is convertible at any time at the option of the holder into shares of our common stock at a conversion price of $_____ per share.

For a more detailed description of the Series A preferred stock, see the section entitled “Description of Series A Preferred Stock” beginning on page __ of this prospectus. For a more detailed description of our warrants, see the section entitled “Description of Warrants” beginning on page ___ of this prospectus.  For a more detailed description of our common stock, see the section entitled “Description of Common Stock” beginning on page __ of this prospectus.

Our common stock is traded on the OTC Bulletin Board under the symbol “GRHU.” The last reported sale price of our common stock on February 11, 2011 was $2.__ per share.

We have retained Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) to act as placement agent in connection with this offering and to use its “best efforts” to solicit offers to purchase the units. See “Plan of Distribution” beginning on page __ of this prospectus for more information regarding this arrangement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page __ of this prospectus for more information.

	Per Unit	Total
Public offering price	$	$
Placement Agent fees	$	$
Proceeds, before expenses, to us	$	$

The Placement Agent is not purchasing or selling any of our units pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of units. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We expect that delivery of the units being offered pursuant to this prospectus supplement will be made to purchasers on or about __________________ __, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Ladenburg Thalmann & Co. Inc.

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The date of this prospectus is ___________ ___, 2011.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that are based on current expectations, estimates, forecasts and projections regarding management’s beliefs and assumptions about the industry in which we operate. Such statements include, in particular, statements about our plans, strategies and prospects under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” When used in this prospectus, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions identify forward-looking statements.

Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements.

Except as required by applicable law, we assume no obligation to update any forward-looking statements publicly or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

In this prospectus, we refer to information regarding potential markets for our drug candidates and other industry data. We believe that all such information has been obtained from reliable sources that are customarily relied upon by companies in our industry. However, we have not independently verified any such information.

Prospectus Summary

This summary highlights information about our Company and this offering contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. You should read this entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus, before making an investment decision. In this prospectus, unless otherwise specified or the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” or “ours” refer to GreenHouse Holdings, Inc., Inc. and its consolidated subsidiaries.

About GreenHouse Holdings, Inc.

GreenHouse is a provider of energy efficiency and sustainable facilities solutions.  The Company designs, engineers and installs products and technologies that enable our clients to reduce their energy costs and carbon footprint.  We have two business segments, Energy Efficiency Solutions ("EES") and Sustainable Facilities Solutions ("SFS"). We serve residential, industrial, commercial, government and military markets in the United States and abroad.

The Energy Efficiency Solutions division offers our clients a full range of services to address their energy efficiency needs based on our ability to identify and deliver significant return on our clients’ investments, improve the quality of their physical workspaces, maximize their operational savings and reduce their maintenance costs.  Specifically, the EES division provides the following services:
▪	Energy Efficiency and Demand Response Solutions.
▪	Facility Retrofitting.
▪	Renewable Energy and Cogeneration.

The Sustainable Facilities Solutions division develops, designs and constructs rapidly deployable, sustainable facilities primarily for use by the United States military and for disaster relief and security organizations in austere regions. Major customers for these products include the U.S. Department of Defense and local law enforcement.

Corporate Information

Our executive offices are located at 5171 Santa Fe Street, Suite I, San Diego, California, 92109, and our telephone number is 858-273-2626. Our Internet address is www.greenhouseintl.com. The information on our website is not incorporated by reference into this prospectus, and you should not consider it part of this prospectus.

The Offering

Our common stock is traded on the OTC Bulletin Board under the symbol “GRHU.” On February 11, 2011, the last sale price of our common stock as reported on the OTC Bulletin Board was $______ per share.

Issuer	GreenHouse Holdings, Inc.

Units	Each unit consists of (i) _____ shares of Series A convertible preferred stock which is convertible into __________ shares of our common stock and (ii) a warrant to purchase___ shares of common stock.

Unit Price	$__________

Series A preferred stock
Each unit includes _______ shares of Series A convertible preferred stock. Series A preferred stock has a liquidation preference and is redeemable at the option of the Company. See the section entitled “Description of Series A Preferred Stock” beginning on page __ of this prospectus.

Dividends	The Series A will be entitled to recieve cumulative dividends at the rate of 8% per annum, payable quarterly.

Conversion Price of Series A preferred stock	$__________

Shares of common stock underlying shares of Series A preferred stock included in units	_________ shares, based on an assumed conversion price of $___ per share, which was the last reported sale price for our common stock on February __, 2011.

Warrant terms
Each unit includes a warrant to purchase ___ shares of common stock which equals ___% of the shares of common stock underlying each share of Series A convertible preferred stock.  The Warrants will entitle the holder to purchase shares of common stock at an exercise price equal to $___.  The Warrants are exercisable immediately upon issuance and expire five years thereafter.  See the section entitled “Description of Warrants” beginning on page 16 of this prospectus.

Shares of common stock outstanding before this offering	Approximately ________ shares

Common stock to be outstanding after this offering including shares of common stock underlying shares of Series A preferred stock included in units and shares of common stock issuable upon exercise of the warrants

Based on an assumed conversion price of $____ per share, which was the last reported sale price for our common stock on February__, 2011, and assuming all units are sold, approximately ____________ shares

Use of proceeds
Assuming all units are sold, we estimate that the net proceeds to us from this offering will be approximately $8.915 million. We intend to use the net proceeds from this offering to execute on upcoming projects and for bonding projects.  See “Use of Proceeds.”

Lock-Up Agreements	Our officers, directors and greater than 5% shareholders will agree not to sell or transfer any of our common stock or securities convertible into common stock for a period of __ days after the effectiveness of this registration statement.

Make Good Provision	Several of our officers and directors have agreed to place __ shares of our Common Stock in escrow. If our Net Income for the 2011 fiscal year does not equal or exceed $___, these shares shall be retired and cancelled.

Limitations on Beneficial Ownership
Notwithstanding anything herein to the contrary, the Company will not permit the conversion of the Preferred Stock of any holder, if after such conversion or exercise such holder would beneficially own more than 4.99% of the shares of Common Stock then outstanding.

Risk factors
You should carefully read and consider the information set forth under “Risk Factors,” together with all of the other information set forth in this prospectus, before deciding to invest in shares of our common stock.

The number of shares of common stock outstanding before and after the offering is based on 25,992,165 outstanding as of February __, 2011.

Risk Factors

You should carefully consider the risks described below before making an investment decision. You should also refer to the other information in this prospectus, including our financial statements and the related notes incorporated by reference. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of our common stock could decline, and you may lose all or part of your investment in the units if the conversion price or exercise price is in excess of the trading price of our common stock. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Relating to Investing in our Series A Convertible Preferred Stock and the Offering

There is no public market for the Series A Preferred Stock and warrants to purchase common stock in this offering.

There is no established trading market for our company’s Series A Preferred Stock and warrants being sold in this offering and we do not expect a market to develop.    In the absence of a public trading market, an investor may be unable to liquidate his investment in our company.  The offering price of this Offering is not indicative of future market prices.

The stock market in general may experience extreme price and volume fluctuations.  Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock.  Prospective investors should also be aware that price volatility may be worse if the trading volume of the common stock is low.

The price of our common stock may be volatile and your investment in our common stock could suffer a decline in value.

As of February 11, 2011, the last trade price of our common stock, as quoted on the OTC Bulletin Board, was $2.80.  The price may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include:

•	market acceptance of our products;

•	the cost competitiveness of these systems;

•	regulatory requirements; and

•	the emergence of newer, more competitive technologies and products.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund our company’s operational requirements which would dilute your share ownership.

Our continued viability depends on our ability to raise capital.  Changes in economic, regulatory or competitive conditions may lead to cost increases.  Management may also determine that it is in our best interest to develop new services or products. In any such case additional financing will be required for us to meet our operational requirements.  There can be no assurances that we will be able to obtain such financing on terms acceptable to the Company and at times required by us, if at all.  In such event, we may be required to materially alter our business plan or curtail all or a part of its operational plans as detailed further in Management's Discussion and Analysis in this Registration Statement. While we currently have no firm commitment offers to sell our securities to obtain financing, the sale or the proposed sale of substantial amounts of our common stock in the public markets, including through this offering,  may adversely affect the market price of our common stock and our stock price may decline substantially.  In the event that  we are unable to raise the maximum amount under this offering or borrow additional funds,  we may be required to curtail significantly our operational plans as further detailed in the Management Discussion and Analysis of this Registration Statement.

Our articles of incorporation authorize the issuance of up to 300,000,000 total shares of common stock without additional approval by shareholders. As of January 31, 2011, we had 25,992,165 shares of common stock issued and outstanding and options and warrants to issue an additional 2,530,844 shares of common stock issued and outstanding.

A significant number of our company’s shares will be eligible for sale, and their sale could depress the market price of our company’s stock.

As of January 31, 2011, 23,885,919 of 25,992,165 issued and outstanding shares of our company’s common stock were restricted securities as defined under Rule 144 of the Securities Act of 1933, as amended (the “Act”) and under certain circumstances may be resold without registration pursuant to Rule 144.

Approximately 17,486,056 shares of our restricted shares of common stock are held by non-affiliates who may avail themselves of the public information requirements and sell their shares in accordance with Rule 144. As a result, some or all of these shares may be sold in accordance with Rule 144 potentially causing the price of our company’s shares to decline.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a six month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate, as such term is defined in Rule 144(a)(1), of our company and who has satisfied a one year holding period. Any substantial sale of our company's common stock pursuant to Rule 144 may have an adverse effect on the market price of our company’s shares.

Risks Related to Our Operations

Our auditors have issued a going concern opinion which may make it more difficult for us to raise capital .

In their opinion for our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, our auditors have included a going concern opinion in because we have suffered a net loss from operations and have a net capital deficiency. If we are unable to continue as a going concern, you could lose your entire investment in us.

A general economic downturn or sudden disruption in business conditions may affect consumer purchases of discretionary items, which could adversely affect our financial results.

The general level of consumer spending is affected by a number of factors, including general economic conditions, inflation, interest rates, energy costs, and consumer confidence generally, all of which are beyond our control.  Consumer purchases of discretionary items tend to decline during recessionary periods, when disposable income is lower, and may impact sales of our products.  Some commentators believe that the United States economy currently is in a recessionary period.  In addition, sudden disruptions in business conditions, for example, as a consequence of the recent decline in financial institutions and capital markets can have a short and, sometimes, long-term impact on consumer spending.  A downturn in the economies in which we sell our products or a sudden disruption of business conditions in those economies could adversely affect our sales.

We expect to continue to incur losses.

We have incurred losses since inception and expect to continue to incur losses for the foreseeable future. Our losses are likely to be primarily attributable to personnel costs, working capital costs, research and development costs, and marketing costs. We may never achieve sustained profitability.

Our management will have broad discretion in the use of proceeds.

Our management will have broad discretion with respect to the application of the net proceeds of this offering estimated to be $9,915,000 if the maximum number of units are sold.  While such funds are to be applied for working capital and general corporate purposes in furtherance of our business, investors will be reliant upon management as to the specific application of these amounts.  See “Use of Proceeds.”

We may not be able to sell all of the units we are currently offering.

No commitment by anyone exists to purchase all or any part of the units offered hereby.  Consequently, there is no assurance that the units being offered will be sold.  If we sell less than all of the units being offered, the amount of proceeds that we receive will be reduced and we will not be able to fully implement our plan for our use of proceeds.

Our success depends, in part, on the quality and safety of our products.

Our success depends, in part, on the quality and safety of our products.  If our products are found to be unsafe, or if they otherwise fail to meet our consumers’ standards, our relationships with customers or consumers could suffer, the appeal of our brand could be diminished, and we could lose sales and/or become subject to liability claims, any of which could result in a material adverse effect on our business, results of operations and financial condition.

Our liability insurance may not be adequate in a catastrophic situation.

We currently maintain property damage insurance in the aggregate amount of approximately $2,000,000, covering our inventory at our locations. We maintain liability insurance of up to $1,000,000 and products liability insurance of up to $1,000,000.  Material damage to, or the loss of,  our facilities or equipment due to fire, severe weather, flood or other catastrophe, even if insured against, could result in a significant loss to us.

We may not be able to retain our key executives who we need to succeed and new qualified personnel are extremely difficult to attract.

We believe that our continued success will depend to a significant extent upon the efforts and abilities of our senior management team.  We entered into employment agreements with each of Russ Earnshaw, John Galt, Chris Ursitti and Sean Entin.  Our failure  to retain Messrs. Earnshaw, Galt, Ursitti and Entin and other senior officers, or to attract and retain additional qualified personnel, could adversely affect  our operations. We may not be able to find appropriate replacements for any of our key personnel. Any loss or interruption of the services of our key personnel could adversely affect our ability to develop and execute our business plan.  It could also result in our failure to create and maintain relationships with strategic partners that may be critical to our success. See “Management and Board of Directors.”

If we are unable to recruit and retain qualified personnel, our business could be harmed.

Our growth and success highly depend on qualified personnel. Accordingly, we are obligated to make all efforts to recruit and retain skilled technical, sales, marketing, managerial, manufacturing, and administrative personnel. Competitions among the industry could cause us difficultly to recruit or retain a sufficient number of qualified technical personnel, which could harm our ability to develop new products or service customers. If we are unable to attract and retain necessary key talents, it definitely will harm our ability to develop competitive product and keep good customers and could adversely affect our business and operating results.

Consumers might not adopt our alternative energy solutions.

The power generation solutions we provide are relatively new alternative energy means that consumers  may not adopt at levels sufficient to grow this part of our business.  We cannot assure you consumers will choose to use  our solutions at levels sufficient to sustain our business in this area. This development may be impacted by many factors which are out of our control, including:

•	market acceptance of our products;

•	the cost competitiveness of these systems;

•	regulatory requirements; and

•	the emergence of newer, more competitive technologies and products.

Loss of favorable tax benefits and other governmental incentives could substantially harm our operating margins.

Many of our products and services have been substantially aided by federal tax incentives.  Because alternative fuels have historically been more expensive to produce than diesel or petroleum fuel, the biofuels industry has depended on governmental incentives that have effectively brought the price of biofuels more in line with the price of diesel fuel to the end user. These incentives have supported a market for biofuels that might not exist without the incentives.

The reduction or termination of environmental regulations that favor the use of biofuels in motor fuel blends would adversely affect the demand for alternative fuels.

The biofuels industry in the U.S. currently depends on the existence of federal environmental regulations which favor the use of blended or alternative fuels. For instance, under the Clean Air Act Amendment, the U.S. Environmental Protection Agency, or the EPA, in an effort to regulate harmful air emissions, promulgated regulations mandating a reduction in the amount of sulfur content in diesel fuel.  Similarly, the Energy Policy Act of 2005, or EPAct 2005, mandates that covered entities, principally producers, distributors and marketers of petroleum-based and alternative fuels, use specified amounts of renewable fuels. Under EPAct 2005, however, the U.S. Department of Energy, in consultation with the Secretary of Agriculture and the Secretary of Energy, may waive the renewable fuels mandate with respect to one or more states if the Administrator of the EPA determines that implementing the requirements would severely harm the economy or the environment of a state, a region or the U.S., or that there is inadequate supply to meet the requirement. Any repeal, substantial modification or waiver of the renewable fuels mandate or other environmental regulations at the federal or state level could reduce the demand for biofuels and have a material adverse effect on our results of operations and financial condition.

We face intense competition from other alternative fuel producers, some of which have significantly greater distribution and financial resources than we do.

The biofuels industry is extremely competitive and will continue to be in the future as more production facilities are built and the industry expands. Our business may face competitive challenges from other or larger facilities that can produce a wider range and larger quantity of products than we can.  In addition, we compete directly with traditional petroleum-based fuel and major integrated oil companies, which are among the largest and most successful companies in the world.  Producers of petroleum-based diesel have substantially greater financial and other resources than we do and could offer biofuels directly to distributors and users, which may be a significant competitive advantage.

Risk Related to Our Company

Our articles of incorporation limits the liability of our directors for monetary damages.

Our articles of incorporation limits the liability of our directors for monetary damages for breach of fiduciary duties to the maximum extent permitted by Nevada law.  We will also be giving indemnification to our directors and officers to the maximum extent provided by California law. We may also have contractual indemnification obligations under future agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our company is substantially controlled by a limited number of parties.

Our executive officers, directors and principal stockholders beneficially own approximately 28% of the outstanding shares of our common stock. Accordingly, and because there is no cumulative voting for directors, these parties will be in a position to influence the election of all of our  directors and to control through their stock ownership our  business.

These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions.  In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of our board of directors will generally be within the control of these shareholders. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders.  As such, it would be difficult for shareholders to propose and have approved proposals not supported by management.

The limitation of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Prior to the Offering made hereby, we have relied on, among other sources, loans from our shareholders to fund our operations.

Shareholder loans and advances to us amounted to approximately $1,000,000 as of January 31, 2011.  Chris Ursitti, our CEO has advanced the sum of approximately $245,000 of the total shareholder loans of $1,000,000 to us  to help fund our operations.  While Mr. Ursitti has not yet demanded the repayment of this obligation, the repayment of such advance would have a materially adverse impact upon our ability to fund our operations.

There is only a limited public market for the our  common stock and prospective investors may not be able to resell their shares at or above the offering price, if at all.

There is only a limited market for the our common stock and no assurance can be given that an active trading market will develop for the common stock or, if one does develop, that it will be maintained.  In the absence of a public trading market, an investor may be unable to liquidate his investment in the company.  The offering price of this Offering is not indicative of future market prices.

Our common shares are only sporadically or “thinly-traded” on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow a company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.

The stock market in general may experience extreme price and volume fluctuations.  Continued market fluctuations could result in extreme volatility in the price of the Common Stock, which could cause a decline in the value of the Common Stock.  Prospective investors should also be aware that price volatility may be worse if the trading volume of the Common Stock is low.

Risks Related to the Securities Markets and Investments in Our Common Stock

There is limited liquidity on the OTC Bulletin Board.

When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability of the OTC Bulletin Board to deliver accurate quote information. Due to lower trading volumes in the common stock, there may be a lower likelihood of a person’s orders for shares of the Common Stock being executed, and current prices may differ significantly from prices quoted by the OTC Bulletin Board at the time of order entry.

There is a limitation in connection with the editing and canceling of orders on the OTC Bulletin Board.

Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed.  As a result, it may not be possible to edit orders. Consequently, it may not be possible for our company’s shareholders to sell the common stock at optimum trading prices.

Our company is subject to the periodic reporting requirements of the Exchange Act, which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs will reduce or might eliminate our profitability.

Our company is required to file periodic reports with the  Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  To comply with these requirements, our independent registered auditors will have to review our quarterly financial statements and audit our annual financial statements.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.  We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to Commission enforcement proceedings.

As currently required under Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  During the course of our testing, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented, or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results would be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to the Commission’s enforcement proceedings.

Our common stock is considered a “penny stock” and may be difficult to sell.

Our common stock is considered a “penny stock”  The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of the common stock has been less than $5.00 per share and therefore our common stock is designated as a “penny stock” according to Commission rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.  In addition, since the common stock is currently traded on the  Over-the-Counter Bulletin Board, investors may find it difficult to obtain accurate quotations of the common sock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

There is a risk of market fraud.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. We are aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Because our common stock is quoted on the "OTCBB," your ability to sell shares in the secondary trading market may be limited.

Our common stock is currently quoted on the over-the-counter market on the OTC Electronic Bulletin Board. Consequently, the liquidity of our common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our common stock may be lower than might otherwise prevail if our common stock was quoted and traded on Nasdaq or a national securities exchange.

Use of Proceeds

Assuming all units are sold, we estimate that the net proceeds to us from this offering will be approximately $8,915,000 million. However, the offering does not specify any minimum sale of any specific number of units as a result of which the net proceeds actually received by us may be considerably less than this estimate.

We will use our best efforts to raise approximately $10,000,000 under this Offering in order to fully proceed with our business plan.  However, should we not be successful in doing so, we will be required to adjust our business plan according to the amounts raised, which may have a material and adverse effect on our operations.  The following table outlines our planned use of proceeds based on different percentages of shares sold and the corresponding proceeds raised:

	Use of Proceeds based on % of Offering sold / Net Proceeds Raised
	25% /	50% /	75% /	100% /
Use of Proceeds	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Remaining After Costs of Offering (1)	2,415,000	4,915,000	7,415,000	9,915,000
Execution of contracts (energy efficiency division)	741,400	1,415,000	2,165,000	2,915,000
Execution of contracts (Sustainable Facilities Solutions Division)	875,000	1,750,000	2,625,000	3,500,000
Bonding capacity (allows GreenHouse to bid on larger government projects)	625,000	1,250,000	1,875,000	2,500,000
Transaction costs	250,000	500,000	750,000	1,000,000
Total Working Capital after Offering:	$0	0	0	0

(1)	The total estimated cost of preparing the Prospectus is $85,000

Dilution

Our net tangible book value as of September 30, 2010 was $(1,238,339) or $(0.05) per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.  After giving effect to the sale of _____ share of Series A preferred stock in this offering and assuming the conversion of all the shares of Series A preferred stock sold in the offering at a conversion price of $____, which was the last reported sale price for our common stock on February __, 2011 (and excluding shares of common stock issuable upon exercise of warrants), our net tangible book value as of September 30, 2010 would have been $_________, or $____ per share. This represents an immediate increase in net tangible book value of $____ per share to existing stockholders and an immediate dilution in net tangible book value of $____ per share to investors in this offering. The following table illustrates this calculation.

Assumed Series A conversion price		$
Net tangible book value per share as of September 30, 2010	$
Increase per share attributable to this offering	$

As adjusted tangible book value per share after this offering		$

Dilution per share to new investors in this offering		$

Dividend Policy

We have not declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Our board of directors will determine future dividends, if any.

Capitalization

The following table sets forth our capitalization as of September 30, 2010:

•	on an actual basis;

•
on an as adjusted basis to reflect the sale of _____ shares of Series A preferred stock in this offering and assuming the conversion of all the shares of Series A preferred stock sold in the offering at conversion price of $____, which was the last reported sale price for our common stock on February __, 2011 (and excluding shares of common stock issuable upon exercise of warrants), after deducting the Placement Agent’s fees and other estimated offering related expenses payable by us.

The offering does not specify any minimum purchase or sale of any specific number of units. As a result, our actual total capitalization following completion of the offering may be significantly less than the “as adjusted” total capitalization reflected in the below table.

You should read the information in this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the accompanying notes.

	September 30, 2010
	Actual	Pro forma	Pro forma As Adjusted
	(Unaudited)
Cash and cash equivalents	$279,577
Stockholders’ equity:
Common stock, $.001 par value; 300,000,000 shares authorized, 25,220,824 issued and outstanding as of September 30, 2010	25,221

Preferred stock, $.001 par value; 10,000,000 shares authorized, 0 issued and outstanding as of September 30, 2010

Additional paid-in capital	8,026,597

Accumulated deficit	(5,082,693)

Noncontrolling interest	(1,759)

Total stockholders’ equity	2,967,366

Total capitalization	$3,246,943	$	$

Description of Securities to be Registered

This prospectus relates to the offering of units that include (i) ____  share of our Series A Preferred Stock and (ii) a warrant to purchase ___ shares of common stock.

Authorized Capital

We currently have authority to issue 300,000,000 shares of our common stock, par value $0.001 per share and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share. In connection with the offering we anticipate authorizing ______ shares of Series A preferred stock, par value $0.001 per share. As of September 30, 2010, we had 25,220,824 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Description of Common Stock

General.  We are authorized to issue 300,000,000 shares of common stock, $.001 par value.  As of September 30, 2010, there were approximately 25,220,824 shares of common stock issued and outstanding held by approximately 351 holders of record.

Voting Rights.  Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Dividends.  Subject to the rights of the holders of any preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends.  We have historically never declared or paid cash dividends on our common stock.

Other Rights.  In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock.  Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges.  All outstanding shares of common stock are, and all shares of common stock issued by us under this prospectus supplement or that we may issue in an offering under the accompanying prospectus will be, fully paid and nonassessable.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors has designated or may designate and that we are issuing under this prospectus supplement or that we may issue in one or more offerings under the accompanying prospectus or at other times in the future.

Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is Action Stock Transfer Corporation, 7069 S. Highland Drive, Suite 300 Salt Lake City, Utah 84121, (801) 274-1088.

Listing.  Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “GRHU.OB.”

Description of Preferred Stock

General.  We are authorized to issue up to 10,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences.  In connection with the completion of this offering, we expect our Board of Directors to adopt resolutions which would authorize ____ shares of a new class of stock designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).  No shares of preferred stock are issued and outstanding.

Our board may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series.  The certificate of designation relating to each series will specify the terms of the preferred stock, including:

•	the number of shares we are offering;
•	the offering price for those shares;
•	the maximum number of shares in the series and the distinctive designation thereof;
•	the terms on which dividends will be paid, if any;
•	the terms on which the shares will be redeemed, if at all;
•	the liquidation preference, if any;
•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
•	the voting rights, if any, on the shares of the series;
•	any securities exchange or market on which the shares will be listed; and
•	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares

Our issuance of preferred stock may have the effect of delaying or preventing a change in control.  Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.  The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

The following is a brief description of the terms of the Series A Preferred Stock.  This summary does not purport to be complete in all respects.  This description is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended, which was filed as Exhibit 3.1 to our Current Report on Form 8-K filed on January 13, 2010, and our Certificate of Designation of the Series A Preferred Stock, a form of which will be filed as an exhibit to an amendment to this registration statement.

Designation.  We have designated __,000,000 shares, par value $0.001 per share, of Series A Convertible Preferred Stock.

Conversion.  Subject to certain ownership limitations as described below, the Series A preferred stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the Series A preferred stock (or $______) by a conversation price of $_______ per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. Subject to limited exceptions, a holder of shares of Series A preferred stock will not have the right to convert any portion of its Series A preferred stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Dividends.  The holders of the Series A Preferred Stock shall be entitled to receive cumulative dividends at the rate of eight percent (8%) per annum, payable quarterly.

Voting Rights.  Except as set forth below, holders of the Series A Preferred Stock will not have any voting rights.  So long as any shares of the Series A Preferred Stock are outstanding, the holders of at least a majority of the shares of the Series A Preferred Stock at the time outstanding, voting as a separate class shall be necessary for any action which:

•	alters or changes the rights, preferences or privileges of the Series A Preferred Stock;
•	creates any new class or series of shares having rights, preferences or privileges senior to or on parity with the Series A Preferred Stock;
•	increases or decreases the authorized number of shares of the Series A Preferred Stock;
•	amends or waives any provision of our Articles of Incorporation or By-laws in a manner adverse to the Series A Preferred Stock; or
•	results in the payment or declaration of any dividend on any shares of common ctock or our Series A Preferred Stock.

Transferability. The Preferred Stock is not subject to any contractual transfer restrictions.

Liquidation Rights. The Series A preferred stock would rank, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common stock, (2) senior to any series of preferred stock ranked junior to the Series A preferred stock, and (3) junior to all existing and future indebtedness of the Company.

Description of Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus are summarized below. However, this summary of some provisions of the warrants is not complete. For the complete terms of the warrants, you should refer to the form of the warrants a form of which will be filed as an exhibit to an amendment to this registration statement.  Each unit includes a warrant to purchase ____ shares of common stock. at  an exercise price equal to $___per share. Subject to certain limitations as described  below, the warrants are exercisable upon  issuance and expire on the _____ anniversary thereafter..

Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise. The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders. The warrant holders must pay the exercise price in cash upon exercise of the warrants. After the close of business on the expiration date, unexercised warrants will become void.  Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon the exercise within three business days following our receipt of the notice of exercise and payment of the exercise price, subject to surrender of the Warrant.  Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on such common stock.

Common Stock Purchase Warrants

As of December 31, 2010, there were 1,187,510 common stock purchase warrants outstanding.  The warrants are exercisable to purchase one share of our common stock, have a weighted average exercise price of $2.48 per share, and expire in three to five years.

Stock Options

Set forth below is information as to our equity compensation plan. We currently have one plan that authorizes the grant of awards to up to 2,000,000 shares.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,200,000	$2.42	800,000
Equity compensation plans not approved by security holders	0	$0	0
Total	1,200,000	$2.42	800,000

As of December 31, 2010, we had outstanding an aggregate of 240,000 options to Mr. Farry.  The options vest and are exercisable on the following terms:

# OF SHARES	EXERCISE PRICE	VESTING SCHEDULE	EXPIRATION
40,000	$1.50	January 7, 2010	January 7, 2020
40,000	$1.50	June 30, 2010	January 7, 2020
40,000	$1.50	January 1, 2011	January 7, 2020
40,000	$1.50	June 30, 2011	January 7, 2020
40,000	$1.50	January 1, 2012	January 7, 2020
40,000	$1.50	June 30, 2012	January 7, 2020

As of December 31, 2010, the Company had an outstanding an aggregate of 31,000 options to one of our key consultants.  The options vest and are exercisable on the following terms:

# OF SHARES	EXERCISE PRICE	VESTING SCHEDULE	EXPIRATION
12,000	$1.50	January 7, 2010	January 7, 2020
19,000	$2.50	January 7, 2010	January 7, 2020

In addition to the above, as of December 31, 2010, the Company had outstanding an aggregate of 468,000 options to employees and consultants who were previously granted options to acquire common stock of GHH.  The first 25% of these options vested on January 1, 2011, the next 35% of these options vest on January 1, 2012 and the balance vest on January 1, 2013.  All of these options are exercisable at the price of $1.50 per share and expire after 10 years.

In addition to the above, during the year ended December 31, 2010, the Company granted 461,000, 60,000 and 75,000 options to purchase Company stock to certain employees, consultants and Independent Board members, respectively. These options vest through November 1, 2013 and the exercise price ranges from $1.50 to $4.50 per share.

Original Discount Debentures

As of December 31, 2010, the Company issued a debenture in the aggregate amount of $344,828 (the “Debenture”).  The Debenture does not bear interest beyond its original issuance discount and is due on December 1, 2011.  The Debenture contains customary terms regarding default and repayment.

Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of
Equity Securities

Market Information

The following table sets forth for the periods indicated the range of high and low reported sales price per share of our common stock as reported on the Over-the-Counter Bulletin Board.

	High ($)	Low ($)
2010
Fourth Quarter	3.48	2.05
Third Quarter	4.98	2.94
Second Quarter	5.25	1.94
First Quarter	2.02	0.00
2009
First Quarter	—	—
Second Quarter	—	—
Third Quarter	—	—
Fourth Quarter	—	—
2008
First Quarter	—	—
Second Quarter	—	—
Third Quarter	—	—
Fourth Quarter	—	—

Stockholders

Our transfer Agent is Action Stock Transfer, Inc. On February __, 2011, the last reported sale price of our common stock on The OTC Bulletin Board was $_____ per share. On February __, 2011, there were approximately 273 holders of record of our common stock.
Plan of Distribution

Ladenburg Thalmann & Co. Inc., which we refer to herein as the Placement Agent, has agreed to act as placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated _________, 2011.  The Placement Agent is not purchasing or selling any units offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of units, but has agreed to use its best efforts to arrange for the sale of all of the units offered hereby. Therefore, we will enter into a purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of units offered pursuant to this prospectus supplement.

We have agreed to pay the Placement Agent a placement agent’s fee equal to 7.5 percent of the total gross cash consideration paid to us  in this offering.  We will also reimburse the Placement Agent for its reasonable out-of-pocket expenses on a non-accountable basis for 1.5 percent of the gross proceeds of the offering.  We will also reimburse the Placement Agent for its reasonable out-of-pocket expenses on an accountable basis not to exceed $5,000 in the aggregate without our prior consent. We have made payments of $____ to the placement agent as an advance against such expenses.   In case of termination of the placement agent’s engagement, all or a potion of such advance will be returned to us to the extent the costs or expenses were not actually incurred by the placement agent.

The following table shows the per unit and total placement agent’s fees we will pay to the Placement Agent in connection with the sale of the shares and warrants offered pursuant to this prospectus supplement assuming the purchase of all of the units offered hereby.

Per unit placement agent’s fees	$	[_______	]
Maximum offering total	$	[_______	]

Because there is no minimum offering amount required as a condition to the closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligations to issue and sell units to any purchaser is subject to the conditions set forth in a securities purchase agreement to be negotiated with a purchaser, which may be waived by us at our discretion. A purchaser’s obligation to purchase units will be subject to the conditions set forth in the securities purchase agreement as well, which may also be waived.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees, will be approximately $80,000, which include legal, accounting and printing costs, various other fees and reimbursement of the placements agent’s expenses.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and the securities purchase agreement. A copy of the placement agent agreement and the form of securities purchase agreement with the investors which will be filed as exhibits to the registration statement of which this prospectus forms a part.

Following twelve months from the closing of the offering, if we determine that we will require the services of an investment banker, financial advisor or similar professional, the Placement Agent shall have the exclusive right to provide such services to us; provided, however that we shall have the right to appoint one additional investment bank as part of the syndicate of any offering which exceeds $20,000,000 in gross proceeds and the Placement Agent shall act as the lead bank in such offering.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the units sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the Placement agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Placement Agent Warrants

We have also agreed to issue to the placement agent warrants to purchase a number of shares of our common stock equal to an aggregate of 5% of the number of shares sold in this offering or into which any convertible securities sold in the offering could be converted but not including any warrants issued to investors in the offering. The warrants will have an exercise price equal to 125% of the offering price of the shares sold in this offering and may be exercised on a cashless basis. The warrants are exercisable commencing six months after the effective date of the registration statement related to this offering, and will be exercisable for five years from the effective date of the registration statement of which this prospectus forms a part. The warrants are not redeemable by us. The warrants also provide for unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock during the five-year period commencing six months after the effective date of the registration statement. The holder of the  warrants and the holder of the  shares of our common stock underlying the warrants may not sell, transfer, assign, pledge, or hypothecate the warrants or the shares of our common stock underlying the warrants, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying shares of our common stock for a period of 180 days from the date of this prospectus.. The warrants will provide for adjustment in the number and price of such warrants (and the shares of common stock underlying such warrants) in the event of recapitalization, merger or other structural transaction to prevent mechanical dilution.

Lock-Up Agreements

Prior to the completion of this offering, we and each of our officers, directors, and greater than 5% stockholders will agree, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of ____ days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the Placement Agent.  This ___-day restricted period will be automatically extended if: (1) during the last __ days of the ___-day restricted period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the ___-day restricted period, we announce that we will release earnings results during the __-day period following the last day of the ___-day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the __-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

Make Good Escrow

Additionally, as further consideration for the transaction, we, entered into a make good escrow agreement with certain insiders of the Company who agreed to place an aggregate of ______shares of our common stock into escrow, to be distributed if we do not meet certain financial milestones.  Pursuant to the terms of the make good escrow agreement, if the (Net Income) reported in the our 2011 Annual Report our ____is less than $_____, then the escrowed shares share be retired and returned to unissued status.

Indemnification

We have agreed to indemnify the Placement Agent against liabilities relating to the offering arising under the Securities Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our Consolidated Financial Statements and related Notes included elsewhere in this prospectus. Some of the information contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this prospectus includes forward-looking statements based on our current management’s expectations. There can be no assurance that actual results, outcomes or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, among others, our limited operating history, unpredictability of future program dispositions and operating results, competitive pressures and the other potential risks and uncertainties discussed in the Risk Factors section of this prospectus.

GreenHouse Holdings, Inc, f/k/a Custom Q, Inc. (“GreenHouse” “the Company”, “us”, “our” or “we”) was incorporated in the State of Nevada as Custom Q, Inc. as a for-profit company on June 20, 2008 and established a fiscal year end of September 30, which was subsequently changed to December 31 in March 2010. Unless the context requires otherwise, in this report the terms “we,” “us” and “our” refer to GreenHouse Holdings, Inc.

On January 7, 2010, Custom Q, Inc., acquired Green House Holdings, Inc. a privately owned Nevada corporation (“GHH”), pursuant to an Agreement and Plan of Share Exchange (the “Reverse Merger”). In connection with the Reverse Merger, GHH was deemed to be the acquiring company for accounting purposes. Therefore, the accompanying comparative financial information is that of GHH rather than the historical financial statements of Custom Q, Inc. GHH was organized under the laws of the State of Nevada on September 18, 2009.  GHH is a holding company whose principal operating company is R Squared Contracting, Inc. (“R Squared”), which was organized under the laws of the State of California on January 2, 2007, is an innovative green solutions provider.  Upon consummation of the Reverse Merger, we adopted the business plan of GHH.

Overview

GreenHouse is a provider of energy efficiency and sustainable facilities solutions.  The Company designs, engineers and installs products and technologies that enable our clients to reduce their energy costs and carbon footprint.  We have two business segments, Energy Efficiency Solutions (EES) and Sustainable Facilities Solutions (SFS). We serve residential, industrial, commercial, government and military markets in the United States and abroad.

The Energy Efficiency Solutions  division offers our clients a full range of services to address their energy efficiency needs based on our ability to identify and deliver significant return on our clients’ investments, improve the quality of their physical workspaces, maximize their operational savings and reduce their maintenance costs.  Specifically, the EES division provides the following services:

▪	Energy Efficiency and Demand Response Solutions.
▪	Facility Retrofitting.
▪	Renewable Energy and Cogeneration.

The Sustainable Facilities Solutions division develops, designs and constructs rapidly deployable, sustainable facilities primarily for use by the United States military and for disaster relief and security organizations in austere regions. Major customers for these products include the U.S. Department of Defense and local law enforcement.

Results of Operation

Results of Operations for the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009

Revenues for the nine months ended September 30, 2010 were approximately $4,428,000 compared to approximately $3,486,000 for the nine months ended September 30, 2009, an increase of approximately $942,000 or 27%. This increase was due to increased sales of our energy efficient products and services to residential customers as a result of our expansion of our sales and marketing infrastructure. Gross profit percentage increased from 37% for the nine months ended September 30, 2009 to 41% for the nine months ended September 30, 2010 due to our increased focus on negotiating better prices and discounts from our suppliers and vendors, our increased focus on sales training and customer pricing, and sales of higher margin products and services. For the 2009 fiscal year and for the nine months ended September 30, 2010, the Company's gross profit percentage has fluctuated between approximately 40% and 50% due to normal fluctuations in the sales mix of products and services.

Operating expenses for the nine months ended September 30, 2010 were approximately $4,321,000 compared to approximately $2,270,000 for the nine months ended September 30, 2009, an increase of approximately $2,051,000. Approximately $1,117,000 of this increase was due to the increase in the number of employees needed to support our growth, and the related payroll burden costs. Approximately $461,000 of the increase was due to increased sales and marketing expenses that resulted in the increase in revenues of our energy efficient products and services to residential customers described above, as well as the increase in expenses to support the sales and marketing efforts of our alternative energy products and services, such as water purification and vapor compression systems, and ethanol production systems. The remaining $369,000 of the increase was due to an increase in general corporate expenses, including expenses associated with being a publicly-traded company, such as investor relations, public relations, audit and legal fees, and expenses associated with our growth, such as general liability insurance and travel expense.

Interest expense for the nine months ended September 30, 2010 was approximately $237,000 compared to approximately $33,000 for the nine months ended September 30, 2009, an increase of approximately $204,000. Approximately $154,000 of this was due to the non-cash accounting entries to record the expense related to the beneficial conversion of the Convertible Notes and the related party promissory note which were converted at a 15% discount to the Company’s current equity financing.  The remaining increase of approximately $50,000 was due to an increase in debt for the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009.

Other expense for the nine months ended September 30, 2010 was $250,000 compared to $-0- for the nine months ended September 30, 2009. This expense was due to the one-time costs associated with effecting the reverse merger that took place during our first quarter.

As a result, net loss was approximately $2,975,000 for the nine months ended September 30, 2010 compared to a net loss of approximately $1,019,000 for the nine months ended September 30, 2009.

Results of Operations for the three months ended September 30, 2010 compared to the three months ended September 30, 2009

Revenues for the three months ended September 30, 2010 were approximately $1,724,000 compared to approximately $1,671,000 for the three months ended September 30, 2009, an increase of approximately $53,000 or 3%. This increase was due to increased sales of our energy efficient products and services to residential customers as a result of our expansion of our sales and marketing infrastructure. Gross profit percentage decreased from 43% for the three months ended September 30, 2009 to 37% for the three months ended September 30, 2010 due to normal fluctuations in the sales mix of products and services.

During the three months ended September 30, 2010, the Company received signed contracts totaling approximately $2,312,000, its highest quarterly amount through September 30, 2010, resulting in a backlog of $1,501,000 as of September 30, 2010.

Results of Operations for the Year Ended December 31, 2009 Compared to the Year Ended December 31, 2008

Revenues for the year ended December 31, 2009 were $4,490,186 compared to $357,546 for the year ended December 31, 2008, an increase of approximately $4,150,000. This increase was due to the increased sales of our energy efficient products and services to residential customers during the year ended December 31, 2009. Gross Profit percentage increased from 29% for the year ended December 31, 2008 to 39% for the year ended December 31, 2009 due to increased sales of our higher margin energy efficient products and services compared to sales of lower margin general construction products and services for the year ended December 31, 2008.

Operating expenses for the year ended December 31, 2009 were $3,357,366 compared to $531,337 for the year ended December 31, 2008, an increase of approximately $2,820,000. Approximately $1,000,000 of this increase was due to the increase in the number of our employees to support our growth, and the related payroll burden costs. Approximately $1,800,000 of the increase was due to increased sales and marketing expenses that resulted in the increase in revenues of our energy efficient products and services to residential customers described above, as well as the increase in expenses to support the sales and marketing efforts of our alternative energy products and services, such as water purification and vapor compression systems, and ethanol production systems.

As a result, Net loss was $(1,686,789) for the year ended December 31, 2009, compared with a Net Loss of $(429,154) for the year ended December 31, 2008.

Operating expenses for the three months ended September 30, 2010 were approximately $1,605,000 compared to approximately $1,053,000 for the three months ended September 30, 2009, an increase of approximately $552,000. Approximately $354,000 of this increase was due to the increase in the number of employees to support our growth, and the related payroll burden costs. Approximately $100,000 of the increase was due to increased sales and marketing expenses that resulted in the increase in revenues of our energy efficient products and services to residential customers described above, as well as the increase in expenses to support the sales and marketing efforts of our alternative energy products and services, such as water purification and vapor compression systems, and ethanol production systems. The remaining $98,000 of the increase was due to an increase in general corporate expenses, including legal fees, general liability insurance and travel expense.

Interest expense for the three months ended September 30, 2010 was approximately $29,000 compared to approximately $27,000 for the three months ended September 30, 2009, an increase of approximately $2,000.

As a result, net loss was approximately $991,000 for the three months ended September 30, 2010 compared to a net loss of approximately $363,000 for the three months ended September 30, 2009.

Critical Accounting Policies

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. We base our estimates on historical experiences and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions and conditions. We continue to monitor significant estimates made during the preparation of our financial statements. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

We believe that the estimates and assumptions that are most important to the portrayal of our financial condition and results of operations, in that they require subjective or complex judgments, form the basis for the accounting for bad debts, our estimate of billings in excess of costs and estimated earnings and percentage of completion on jobs in process, and the allocation of the Life Protection purchase price between the fair value of the assets acquired and goodwill. We believe estimates and assumptions related to these critical accounting policies are appropriate under the circumstances; however, should future events or occurrences result in unanticipated consequences, there could be a material impact on our future financial conditions or results of operations. We suggest that our significant accounting policies be read in conjunction with this Management's Discussion and Analysis of Financial Condition.

Liquidity and Capital Resources

Overview

For the nine months ended September 30, 2010, we funded our operations through financing activities consisting primarily of private placements of equity securities with outside investors, and by loans from shareholders and officers. Our principal use of funds during the nine months ended September 30, 2010 has been for the ongoing development of our projects for the efficient conversion of cellulosic and sugar based waste streams into Ethanol; the ongoing development of relationships with potential corporate and government customers for our energy saving solutions; the expansion of our sales and marketing infrastructure to increase our revenue from our energy saving solutions to residential customers; and for general corporate expenses.

Liquidity and Capital Resources during the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009

During the nine months ended September 30, 2010, the Company raised $3,396,607 by issuing common stock to outside investors, raised $389,828 by issuing notes payable to shareholders and repaid $610,364 of notes payable to shareholders. During the nine months ended September 30, 2009, the Company did not issue any equity securities, raised approximately $180,000 by issuing notes payable to shareholders, and raised $625,000 by issuing Convertible Notes to outside investors.

During the nine months ended September 30, 2010, the holders of the Company’s Convertible Notes that were issued in 2009 were given the opportunity to convert their notes into shares of common stock at a price of $1.275 per share, prior to the occurrence of the terms stated in the Convertible Notes.  All of the holders of the Convertible Notes, which were recorded at $750,000 at December 31, 2009, elected to convert their notes, and accrued interest of $23,533, into 606,693 shares of the Company’s common stock in January 2010.

Liquidity and Capital Resources

As of November 9, 2010, the Company had raised an aggregate of approximately $3,667,000 from this current equity financing. In addition to its prior equity financing, on October 22, 2010, the Company consummated a Securities Purchase Agreement with certain purchasers, whereby the Company issued debentures in an aggregate amount of $344,828. This debt financing allowed the Company to pursue the additional issuance of up to $770,172 of debentures. The Company is also pursuing working capital debt financing as well as project-specific debt financing to develop its alternative energy projects for sale or lease to customers is this true. However, there can be no assurance that any such financing will be available to the Company on favorable terms, if at all.

Financial Condition

We believe we have sufficient working capital to pursue our current limited operations into the second quarter of 2011.  If we do not raise the maximum proceeds in this offering, we will require additional funds to pursue our business plan. Our working capital requirements will depend upon numerous factors. In any event, we will require substantial funds in addition to those presently available to develop all of our programs to meet our business objectives. To ensure the continued level of our operations, we are currently exploring various possible financing options that may be available to us, including the offering described in this prospectus, which may include a sale of our equity securities or the sale of certain of our investments. However, we have no binding commitments for any transactions at this time and there can be no assurance that we will consummate this transaction or any other transaction. If we are unable to obtain such capital, we may not be able to:

•	continue the development of our programs or;

•	continue operations.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of September 30, 2010.

Accounting Policies

New accounting pronouncements

The Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”), which became the single official source of authoritative, nongovernmental GAAP. The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP, other than guidance issued by the SEC. All other literature became non-authoritative. ASC is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

Accounts receivable

The Company grants unsecured credit to individuals primarily located in Southern California.  Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any.  At September 30, 2010 and December 31, 2009, the allowance for doubtful accounts is $0.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure to its customers.

Revenue recognition

In accordance with FASB ASC 605, Revenue Recognition, contract revenues are recognized using the percentage of completion method in the ratio that costs incurred bear to total estimated costs at completion. Adjustments to contract cost estimates are made in the periods in which the facts which require such revisions become known. Unapproved change orders are not considered as part of the contract until it has been approved by the customer. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract.

Customer Billings

The Company classifies cumulative customer billings that exceed the sum of total contract cost plus the gross profit earned to date as billings in excess of costs and estimated earnings.

Other expense

Immediately prior to the reverse merger described below, the Company consummated a Stock Purchase Agreement with Cindy Kostoff, GreenHouse’s principal shareholder and officer and former director, whereby the Company acquired 4,000,000 of GreenHouse’s 4,240,000 outstanding shares from Ms. Kostoff for the purchase price of $250,000. This expense has been classified as other expense.

Net loss per common share

Net loss per common share is computed pursuant to FASB ASC 260, Earnings Per Share.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of September 30, 2009.  As of September 30, 2010, there were 973,359 warrants and 1,335,000 options outstanding to purchase shares of common stock. However, these potentially dilutive shares are considered to be anti-dilutive and are therefore not included in the calculation of net loss per share.

Stock Based Compensation

For employee stock options issued under the Company’s stock-based compensation plans, the fair value of each option grant is estimated on the date of grant using the Black-Scholes pricing model, and an estimated forfeiture rate is used when calculating stock-based compensation expense for the period. For employee restricted stock awards and units issued under the Company’s stock-based compensation plans, the fair value of each grant is calculated based on the Company’s stock price on the date of grant and an estimated forfeiture rate when calculating stock-based compensation expense for the period. The Company recognizes the compensation cost of stock-based awards over the vesting period of the award.

The Company accounts for stock-based compensation awards to non-employees in accordance with FASB ASC 505-50, Equity-Based Payments to Non-Employees ("ASC 505-50"). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in stockholders' equity/(deficit) over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

Any benefits of tax deductions in excess of recognized stock-based compensation will be reported as a financing activity rather than an operating activity in the statements of cash flows. This requirement will reduce net operating cash flows and increase net financing cash flows in certain periods.

As there is not sufficient public market history for its common stock, the Company determined the volatility for options granted based on an analysis of reported data for a peer group of companies that issued options with substantially similar terms. The expected volatility of options granted has been determined using an average of the historical volatility measures of this peer group of companies as well as the historical volatility of the Company’s common stock. The expected life of options has been determined utilizing the “simplified” method as prescribed by the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options. The Company has not paid and does not anticipate paying cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero.

The risk-free interest rate ranged from 1.9% to 3.2%, expected volatility ranged from 49% to 92% at the time all options were granted, the dividend yield was assumed to be zero, and the expected life of the options was assumed to be between five and six and one half years based on the average vesting period of options granted.  For the nine months ended September 30, 2010 and 2009, the Company expensed $15,236 and $0 of stock option expense, respectively. For the three months ended September 30, 2010 and 2009, the Company did not have any stock option expense.

Recently issued accounting pronouncements

In April 2010, the Financial Accounting Standards Board issued ASU 2010-13, “Compensation - Stock Compensation (Topic 718) - Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades.” Under Topic 718, awards of equity share options granted to an employee of an entity’s foreign operation that provide a fixed exercise price denominated in (1) the foreign operation’s functional currency or (2) the currency in which the employee’s pay is denominated should not be considered to contain a condition that is not a market, performance, or service condition. However, U.S. generally accepted accounting principles do not specify whether a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades has a market, performance, or service condition. Diversity in practice has developed on the interpretation of whether such an award should be classified as a liability when the exercise price is not denominated in either the foreign operation’s functional currency or the currency in which the employee’s pay is denominated.  ASU 2010-13 provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. ASU 2010-13 is effective for periods beginning after December 15, 2010. The adoption of ASU 2010-13 is not expected to have an impact on the Company's consolidated financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

BUSINESS

Corporate History

R Squared Contracting, Inc. (“R Squared”) was incorporated in the State of California on January 2, 2007.  Green House Holdings, Inc. (“GHH”) was organized under the laws of the State of Nevada on September 18, 2009.  On September 20, 2009, a securities exchange agreement was entered into by and among GHH and R Squared and all of the equity holders of R Squared (“R Squared Shareholders”).  Under this agreement, GHH acquired all of the issued and outstanding shares of R Squared from the R Squared Shareholders in exchange for an aggregate of 800,000 shares of GHH common stock.  R Squared became a wholly owned subsidiary of GHH and the 800,000 shares represent 100% of the total outstanding shares of GHH.

On January 7, 2010, GreenHouse Holdings, Inc., f/k/a Custom Q, Inc. (“GreenHouse” or the "Company") approved an amendment to its Articles of Incorporation (the “Amendment”) to change its name to GreenHouse Holdings, Inc. and to effect a forward-split such that 5 shares of common stock were issued for every 1 share of common stock issued and outstanding immediately prior to filing of the Amendment (the “Forward Split”).  On January 7, 2010, GreenHouse entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Green House Holdings, Inc., a Nevada corporation, and the stockholders of GHH whereby GreenHouse acquired all of the issued and outstanding common stock of GHH in exchange (the “Exchange”) for 19,800,000 newly issued shares of common stock and options to purchase 784,000 shares of common stock (after giving effect to the Forward Split) of GreenHouse. As a result, GreenHouse completed a reverse merger in which GHH merged with the Company and GHH became a wholly-owned subsidiary of the Company (the “Merger”).

On June 2, 2010, the Company incorporated a 99.8% owned subsidiary in Mexico, Green House Soluciones S.A. de C.V. ("GH Soluciones").

On September 8, 2010, the Company and its wholly-owned subsidiary, Green House Holdings, Inc., entered into an Agreement and Plan of Share Exchange (the “ LPI Agreement”) with Life Protection, Inc., a North Carolina corporation (“Life Protection”) and shareholders of Life Protection (the “Life Protection Holders”). Pursuant to the LPI Agreement, the Company acquired, from the Life Protection Holders, all of the capital stock of Life Protection in exchange for an aggregate of 1,118,750 shares of the Company’s newly issued shares of common stock, par value $.001 per share. The purchase price was determined by the total market value of the newly issued shares on September 8, 2010, totaling $3,546,348, which was based on the closing market price of the Company's common stock on the acquisition date. The acquisition has been accounted for under the purchase method.

Overview

GreenHouse is a provider of energy efficiency and sustainable facilities solutions.  The Company designs, engineers and installs products and technologies that enable our clients to reduce their energy costs and carbon footprint. We have two business segments, Energy Efficiency Solutions (EES) and Sustainable Facilities Solutions (SFS). We serve residential, industrial, commercial, government and military markets in the United States and abroad.  Substantially all of the Company’s revenue has historically come from their EES business segment to this point, but the Company anticipates that the SFS business segment will be a significant contributor in the short-term.

▪
The Energy Efficiency Solutions division offers our clients a full range of services to address their energy efficiency needs based on our ability to identify and deliver significant return on our clients’ investments, improve the quality of their physical workspaces, maximize their operational savings and reduce their maintenance costs.  Specifically, the EES division provides the following services:

–
Energy Efficiency and Demand Response Solutions.  In collaboration with Southern California Edison, Pacific Gas and Electric and San Diego Gas and Electric companies and their respective Auto Demand Response and various energy efficiency programs, GreenHouse provides site assessment, feasibility studies, project development, engineering, and installation of incentive qualifying, enabling technologies including complete processing of all required utility and regulatory documentation.  These services are scalable and replicable necessary to partner with electric utilities nationwide.

This business commercializes the energy efficiency and demand response incentives that are deployed by local utilities as a resource for short and long-term system load management strategies. These companies are paying their customers for shedding noncritical loads in response to a pricing, system reliability or program signal and making incentives available to reduce baseline consumption levels are a popular and cost effective means for utilities to avoid costly alternatives.

–
Facility Retrofitting.  GreenHouse sells and installs various eco-friendly insulation, energy efficient windows and doors, solar photovoltaics, specialty exterior coatings and low volume faucets and fixtures to residential, commercial and industrial customers.

–
Renewable Energy and Cogeneration.  There are a wide variety of alternative and renewable sources of energy (solar, wind, biofuels, geothermal, hydroelectric, etc.).  The main challenges are to make renewables cost-effective and to minimize unintended consequences (such as solar vs. desert habitat; windfarms vs. birds, hydro power vs. river wildlife, and biofuels vs. food production).  GreenHouse offers services from consultation for proper application of the technologies to the design, construction and operation of client hosted installations.

▪
The Sustainable Facilities Solutions division develops, designs and constructs rapidly deployable, sustainable facilities primarily for use by the United States military and for disaster relief and security organizations in austere regions. Major customers for these products include the U.S. Department of Defense and local law enforcement agencies.

–
One of SFS’ major products is the Rapidly Deployable Units (“RDUs”), a structure that can be assembled in less than 40 minutes and disassembled in less than 10 minutes that are utilized for military training and non-military uses such as shelter and storage.  The Company has the exclusive global rights to distribute RDUs made out of DyneemaTM, a highly durable material that is 15 times stronger than steel.  The DyneemaTM RDUs have passed the Oklahoma City Bombing test (an internal U.S. Department of Defense standard for ballistic safety), a major safety milestone that makes it particularly attractive for military and law-enforcement customers.

Products and Services

GreenHouse offers its clients a wide array of services within its various business units, specifically:

▪
Automated Demand Response Services;  GreenHouse provides site assessments, feasibility studies, project development, engineering and installation of ADR technologies as an approved vendor for Southern California Edison.  These services allow SCE customers to take advantage of significant financial incentives from the utility and provide needed load shed capability during times of peak electricity demand.

▪
Facility Energy Efficiency Retrofit;  GreenHouse offers a broad suite of solutions to residential customers in California many of which qualify for significant rebates from the gas, electric and water service providers:

–	CoolWall: An exterior coating that can reduce the outer wall temperature of a building by up to 40% and has a lifetime guarantee not to chip or peel.
–	GreenFiber: An insulation made from 85% recycled materials that is a class A fire retardant and can save a homeowner up to 26% on their heating and cooling costs.
–	Dual Pane Windows: These windows are as much as 1,000 times more energy efficient than single pane windows.
–	Solar Photovoltaic (PV) Generation Systems: These systems provide alternative energy solutions to our customers with exceptional return on investment, often as high as 21%.
–	Efficiency Products: Solar tube lighting, low flow rate fixtures, dimmers and sensor light switches, whole house fans, weatherization and solar water heating.

▪
Modular Automated Ethanol Fuel System; MEFS are stackable ethanol distillery systems that can be scaled in 20 gallon per hour increments and completely automated or controlled remotely.   Each system can be customized to the particular sugar or alcohol based waste stream of our customer for cost effective conversion into cleaner burning ethanol.

▪
Biomass Burners; Converting biomass waste streams, such as sawdust, into alternative energy.  These are designed to replace traditional heating fuels but can also be customized to produce electricity in conjunction with a steam turbine.

▪
Rotary Collider; An innovative and commercialized method for particle size reduction.  Specifically designed to reduce solid materials that are capable of fracturing into a particle-sized powder within seconds.

▪
Rapidly Deployed Units (RDUs); Structures that can be assembled in less than 40 minutes and disassembled in approximately 10 minutes that are utilized for military training and non-military uses such as shelter and storage.

▪	ELOO Sanitation System; An environmentally friendly sanitation solution that requires no dumping, chemicals, electricity or water and has practically no discharge.

▪
1-Link Service; A cross platform interoperability and data integration solution designed to provide crisis management and event recognition.  This software based real-time information presentation system also provides interoperability between radio, cell phone and VoIP communications for complete end-to-end connectivity.

▪
GSW700; A rapidly deployable, remotely command and controlled, self-erecting, 106-foot cell tower that is powered by alternative energies.  We are  the exclusive distributor to NPP Global for the deployment of its 3G network services.

▪	Baffled Range Target System: Fully reactive, pneumatic turning target systems with remote reset capabilities and a combination of paper and steel targets.

Industry Overview

Energy efficiency is one of the fastest growing sectors in the energy industry. Growth in the sector is driven largely by volatile energy prices, advances in services and technologies, lucrative incentive programs, and growing customer awareness and sophistication.

According to the Energy Institute of America, energy demand in the U.S. alone is expected to increase nearly 2X from 2010 to 2035. We believe that deploying energy efficiency strategies and tactics is now and will continue to be the most cost effective means of managing the growing demand for electricity. We believe we are positioned to capitalize on these demands by delivering to our clients the tools and technologies necessary to make energy costs predictable and measurable.

According to a 2009 McKinsey & Company report, energy savings worth $1.2 trillion are available if the full amount of economically viable and commercially available energy efficiency potential is implemented just in the U.S. through 2020. This report indicates that the market by 2020 has the potential to reach $500+ billion by 2020.

According to a July 2009 McKinsey report, energy efficiency measures that are economically viable, commercially available, and if fully implemented could save over one trillion kWh of electricity or 23% of overall U.S. demand by 2020. According to this same July 2009 McKinsey report, increased energy efficiency through facility renewal of government buildings, community infrastructure, and existing homes in the U.S. represents a $76 billion market opportunity through 2020 and could result in savings of $174 billion over the same period.

We believe that over the past decade, energy-linked commodity prices have increased and demonstrated significant price volatility (oil, gas, coal, and electricity) Industry experts agree that the rising energy prices and subsequent market volatility have resulted in growing demand for energy efficiency solutions and alternative sources of energy, including renewable energy and cogeneration.

Competitive Strengths

We believe that GreenHouse has the following competitive strengths:

▪
Experienced Management and Operations Team.  Our executive team has over a 100 years of experience in the energy generation, delivery and efficiency, general construction, military and private security fields.

▪
One-Stop, Technology Agnostic Service Provider.    We are a one-source integrator of sustainable solutions and energy efficiency products and services.  Our Company is not focused on any individual technology or service, our engineering staff is able to determine an unbiased combination of energy efficiency measures that best serves the needs of our customers.

▪
Strong Customer Relationships.  We have developed close relationships with our private and public sector customers.  Customer satisfaction surveys, regular and effective communications and client feedback are imbedded in to the culture of GreenHouse.   Response rates, issue resolution and empathetic behavior is expected from all GreenHouse employees.

▪
Aligning with Electric, Gas and Water Utilities.  We will continue to team with utilities nationwide to develop and implement programs designed to address and resolve both supply and demand challenges facing utilities and their customers. We believe that establishing these successful relationships will enable us to reach and attract a broader customer base.  Additionally, many (if not all) utilities administer various incentive programs that will further improve the ROI of projects proposed by a GreenHouse entity.

▪
Integrated Cross-Division Sales.  Leadership is adamant about exploiting the unique skills and market position GreenHouse subsidiaries and divisions to enhance their respective revenues.  Perfecting this integrated sales model will boost the bottom lines of multiple business units by generating increased revenues as well as gross profit and net margins gains.

▪
Rapidly-Deployable Solutions.  Our sustainable solutions infrastructure can be designed, manufactured, and shipped in a matter of days.  Our RDUs, or Rapidly Deployable Units, can be assembled by a team of two in hours.

Competition

The Company currently faces competition from companies that provide a variety of green products and solutions.  Also, as seller of alternative fuels, the Company competes with some of the largest and most successful companies in the world.  In general, we compete with both groups on the basis of design, innovation, costs, sales and marketing, and selling price.

We believe that we can compete favorably in our markets, based on the following factors:

•	unique and proprietary technologies;

•	wide range of high-quality product offerings;

•	recruitment and retention of qualified personnel.

We expect our markets to remain competitive and to reflect rapid technological evolution and continuously evolving customer and regulatory requirements.  Our ability to remain competitive depends in part upon our success in developing new and enhanced advanced wireless solutions and introducing these systems at competitive prices on a timely basis.

Sales and Marketing

As of January 31, 2011, we employed a sales force comprised of 10 sales personnel operating out of 3 offices across the country.  Our sales force is organized into teams and is compensated based on the revenues generated by each team.  We actively pursue new talent and have been successful in hiring sales personnel with highly relevant industry expertise as well as training sales personnel who are new to the industry.

We expect to continue to have significant new business opportunities with our existing clients and to generate business from new clients through a combination of referrals, trade shows and cold calls.  We employ a sophisticated proposal system combining proposal-generation software and a proprietary database based on our many years of experience in the energy efficiency business.

In addition to our sales group, we employ 4 full-time and 2 part-time marketing personnel focusing on targeting our potential clients’ industries.

Manufacturing and Suppliers

We supply our products through outsourced manufacturers and assembly from third-party subcontractors.  Many of our core products, components and sub-components are purchased from third party suppliers. We have selected suppliers based on their ability to consistently produce these products per our specifications, ensuring the best quality product at the most cost effective price.

Research and Product Development

The general focus of our research and product development team is the design and integration of our suppliers’ products.  Through these efforts, we seek to enhance our existing products, design new products and develop solutions for customer applications.  We believe that our responsiveness to customer demands differentiates us from many of our competitors, as we rapidly introduce new products to address market needs.

Properties

The Company is headquartered at 5171 Santa Fe Street, Suite I, San Diego, California 92109, where it currently leases an office comprised of 4,428 square feet under a lease which expires on July 31, 2013.  Rental payment for the space is $5,701 monthly, with 3% annual increases on each August 1st.

The Company also leases office space in Jalisco, Mexico for $5000US per month.  The term of the lease is for two years and expires October 15, 2012.

On July 22, 2010, GreenHouse Solutions, S.A-de C.U., our wholly-owned subsidiary purchased approximately 25 acres in Jalisco, Mexico for a price of $315,000.  The balance of the purchase price is payable in equal installments of $21,000 until June 30, 2011.

Management

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers. All of the Company’s executive officers and directors were appointed on January 7, 2010, the effective date of the Reverse Merger. All directors hold office until the next annual meeting of the stockholders of the Company and until the election and qualification of their successors or their earlier removal or retirement. Directors are elected annually and serve until the next annual meeting and until his successor has been elected and qualified, or until his earlier death, resignation or removal.

Name (1)	Age	Title

John Galt	39	Executive Chairman & Chief Executive Officer

Robert Russ Earnshaw	42	President & Director

Justin Farry	39	Chief Financial Officer

Robert Davis	46	Vice President, Global Energy Services

Billy C. Jones	60	Vice President, Government Relations

Chris Ursitti	49	Chief Innovation Officer

Sean Entin	39	Chief Marketing Officer

Seymour G. Siegel	68	Director

Charles R. Allured	55	Director

Floyd H. Trogdon	87	Director

John Galt – Executive Chairman & Chief Executive Officer
Mr. Galt is the Executive Chairman and CEO of GreenHouse Holdings, a publicly traded leading provider of energy efficiency solutions and sustainable infrastructure products he founded in 2007.  Mr. Galt founded the Galt Corporation in 2003, a real estate development company that has invested and built over 100 projects nationwide. Galt Corp. projects consisted of multi-unit and single-family homes in Florida, Maryland, Massachusetts, Virginia, Tennessee, Arizona, Nevada and California.  The company was responsible for the energy efficiency or sustainable solutions retrofit of over 5,000 homes in the Southern California region.  Between 1995 and 2002, Mr. Galt worked as a private government contractor for the security and intelligence sectors.  Mr. Galt is a certified Green Building Professional through the Build It Green organization, a member of the U.S. Green Building Council.  We concluded Mr. Galt’s extensive experience in sustainable building and background in government contracting make him an ideal candidate to serve on the Board of Directors.

Robert Russ Earnshaw – President & Director
Mr. Earnshaw serves as President of GreenHouse Holdings, Inc. and has been responsible for its daily operations since the formation of its predecessor company in January 2007.  He is a licensed general contractor and his experience includes developing planned residential communities and commercial developments as well as working in the custom home field.  From 2005 through 2007 he previously owned and operated his own general contracting and development consulting business specializing in real estate entitlement and land development.  From July 2001 to December 2005, Mr. Earnshaw was a Senior Construction Management position with Gafcon, an ENR top 100 Construction Management firm. While with Gafcon, Mr. Earnshaw managed several multi-million-dollar projects including a ten-story building for the county of San Diego and 4,000 acre several thousand home master plan development project in Las Vegas Nevada.  Mr. Earnshaw has a Bachelor of Science degree in Construction Management from Colorado State University.  As a result of Mr. Earnshaw’s upper-level managerial experience with large construction projects and his degree in the field, we concluded Mr. Earnshaw should serve ont he Board of Directors.

Justin Farry - Chief Financial Officer & Treasurer.
Prior to his appointment at GreenHouse, Mr. Farry was employed at Brinderson L.P. as the Director of Project Business Services from 2008 to 2009.  Brinderson is a full service engineering, procurement, construction, maintenance and turnaround company serving the Western United States, concentrating primarily on energy projects in the private sector. Prior to his role at Brinderson, Mr. Farry was a Regional Financial Controller for Bureau Veritas North America, Inc.  from 2005 to 2008. Bureau Veritas is a Global Leader in the Quality Assurance, Health, Safety & Environmental (QHSE), Social Responsibility Industry. Mr. Farry is a Certified Public Accountant (inactive), licensed by the California State Board of Accountancy, and a CA(SA), licensed by the South African Institute of Chartered Accountants.  Mr. Farry earned a Bachelor of Commerce degree from the University of the Witwatersrand in Johannesburg, and an Honours BCompt degree from the University of South Africa.

Robert L. Davis – Vice President, Global Energy Services
Mr. Davis is responsible for the management and development of GreenHouse’s energy solutions business.  Between 2008 and 2010, Mr. Davis worked as the Director of Utility Solutions at Energy and Power Solutions, Inc., a provider of energy efficiency engineering and construction services.  The Company’s customers were primarily industrial companies that were seeking to reduce energy consumption, costs and carbon emissions to achieve their sustainability goals.  Between 2002 and 2008, Mr. Davis served as Vice President and General Manager of Pacific Coast Construction, a specialty real-estate construction group.  He is also a former Senior Project Manager at Southern California Edison where he worked for over 15 years in electricity distribution, design and construction.  Mr. Davis has a Bachelors of Science, Business Administration from Central Methodist College, and a Masters of Environmental Management from Chadwick University.  Mr. Davis is a Member of the Association of Energy Engineers, and a Licensed General Contractor in the State of California.

Billy C. Jones - Vice President, Government Relations
Mr. Jones is responsible for GreenHouse’s business development with various U.S. Government entities, including Federal, State and local Municipalities, as well as foreign governments.  He has formerly the Chief Executive Officer of Life Protection Inc., a company he founded in 2006 that was a licensed Government contractor that provided the U. S. Government, Military and Law Enforcement Agencies training programs, support services and the design and construction of various types of facilities.  Between 1993 and 2003, Mr. Jones worked at SuperTel Network, Inc., a global telecommunications company he co-founded that implemented satellite based fire control networks and systems worldwide.  The Company counted as its customers the United States Department of Defense, the North Atlantic Treaty Organization (NATO), the United Nations, and the British Ministry of Defense.  Mr. Jones previously worked at Sprint Nextel Corporation, a global telecommunications company for 25 years, where in his last position with the Company he served as Director of National Accounts.  He served in the U.S. Army for 13 years where his last rank was Sergeant, and is a recipient of the Purple Heart.

Christopher Ursitti – Chief Innovation Officer
Mr. Ursitti serves as Chief Innovation Officer of GreenHouse Holdings, Inc. and is responsible for business development and strategy.  Since 1997, Mr. Ursitti  has served as the Managing Partner of the Los Angeles Center Studio, a multi-use office and production facility located in the heart of down town Los Angeles on 20 acres.  The facility has state-of-the-art sound stages has been the home to thousands of feature films and television projects.  The studio is managed by The Hollywood Location Co., a company in which Mr. Ursitti is an investor that represents industrial properties around the country that are sought after for filming locations. Mr. Ursitti co-founded CNa Pali Coast Development in 2006, a construction development company dedicated to building high-end eco-friendly estate homes in Pacific Palisades, California. Mr. Ursitti serves on the board of directors of Opportunity Green and the Calvary Christian School Foundation. He is a graduate of Westminster College, from which he’s been nominated to receive a Lifetime Alumni Achievement Award.

Sean Entin – Chief Marketing Officer
Mr. Entin serves as Chief Marketing Officer of GreenHouse Holdings, Inc. and is responsible for development and implementation of marketing strategies at GreenHouse to support the deployment of its eco-friendly products and services.   Mr. Entin co-founded CNa Pali Coast Development in 2006, a construction development company dedicated to building high-end eco-friendly estate homes in Pacific Palisades, California.  The custom homes range from 5,000 square feet in size to 8,000 square feet.  Mr. Entin also played an integral role in the development of Los Angeles Center Studio, and assisted in raising capital for the multi-use office and production facility located in the heart of down town Los Angeles on 20 acres.  The 450,000 square foot facility with 6 (18,000 sq ft) state-of-the-art sound stages has been the home to thousands of feature films and television projects.  Mr. Entin has also co-founded several media production companies including Bridge Pictures and Epicenter Films which produced movies, live events, commercials, and music videos.  He began his entrepreneurial adventures as a student at the University of Southern California, where he pursued a bachelor of arts degree in entrepreneurship/business administration.

Seymour G. Siegel - Director
Mr. Siegel is a Principal of Rothstein Kass, a national firm of certified public accountants and consultants with approximately 900 member and offices in 9 cities, and is continuing the business founded in 1994.  Prior to joining Rothstein Kass, Mr. Siegel co-founded Siegel Rich Inc. in 1994, a firm that provided advisory services to businesses primarily in mergers and acquisitions, succession planning, strategic alliances, problem resolution, operational and long range planning and finance sourcing. From 1974-1990, Mr. Siegel was the Managing Partner and founder of Siegel Rich & Co., CPA's, which merged with Weiser, LLP. From 1990-1994, Mr. Siegel was senior partner at Weiser LLP, a large regional firm of accountants and consultants.  He received his Bachelor of Business Administration degree from Bernard Baruch School of the City College of New York.  He has been a director of numerous business, philanthropic and civic organizations. He is currently a director and chairman of the Audit Committees of Hauppauge Digital, Inc., Emerging Vision, Inc. and Air Industries Group, and serves as the chairman of our Audit Committee.  Mr. Siegel  brings a strong business background to us, having worked as a certified public accountant for over 20 years and gained substantial experience in overseeing the management of diverse organizations.  As a result of this service, Mr. Siegel has a broad understanding of the operational, financial and strategic issues facing public companies.

Charles R. Allured - Director
Mr. Allured has over 30 years of service in the energy industry.  He has held senior management positions in electric, natural gas and water serving public utilities, as well as held the position of Energy Services Manager for one of the largest food processors in the US.  As Vice President for Energy and Power Solutions (EPS) since 2004, Mr. Allured was charged with overseeing nearly every aspect of EPS’ business including Procurement and Contract Negotiations, General Manager, Energy Projects, General Manager, xChange Point, Administration, Legal, Information Technology, Human Resources, Facility Management, Regional Management, Technical Officer, Safety Officer, Development Management, Project Management, Client Services, and Engineering. He started his career with Pacific Gas and Electric Company as a steam plant operator in 1979 and after holding several positions he left PG&E as the Technical Training Manager in 1986.  Mr. Allured then joined Sierra Pacific Power Company where he enjoyed a 13 year career and left as the Director of Major Accounts.  He joined Enron Energy Services and held the positions of National Development Manager and National Accounts Manager.  After four years of service he was recruited to work for Dean Foods as the Manager of Energy Services.  Mr. Allured has served as Director on several Boards including Nevada Business Week, Nevada Manufacturing Association, and Northern Nevada Chapter of United Way and as the Board President of the Galena Forest Estates Home Owners Association and the American Marketing Association.
Mr  Allured brings to the Board extensive knowledge of the energy industry , Having served in  senior corporate positions in energy providers he has a vast knowledge of the industry. His  business experience provides him with  a broad understanding of the operational, financial and strategic issues facing companies in the energy sector.

Floyd H. Trogdon – Director
Floyd H. Trogdon retired from the United States Air Force as a Brigadier General after 32 years of active duty. During that service he held positions of increasing responsibility as a Command Pilot and Navigator in operational areas and as staff officer in Research and Development in nuclear weapon, aircraft, and missile, command, control and communications areas. He flew combat missions in World War II and Vietnam. At the time of his retirement from the Air Force, he was Acting Deputy Assistant Secretary of Defense for Acquisition Policy.  After his Air Force retirement, Trogdon served in a number of key positions in industry and until recently was Chairman of the Board and Chief Executive Officer of Life Protection Inc.
Mr Trogdon also has extensive knowledge of the industry and the military, a current customer of ours.  His background provides him with a broad understanding of the operational, financial and strategic issues facing us in our interaction with the military

Audit Committee

The board of directors has an Audit Committee whose current members are Messrs. Siegel (Chairman), Allured and Trogdon. The primary purpose of the Audit Committee is to act on behalf of the board of directors in its oversight of all material aspects of our accounting and financial reporting processes, internal controls and audit functions, including our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The board of directors has determined that Mr. Siegel is an “audit committee financial expert” as that term is defined under Regulation S-K, Item 407 (d)(5)(ii), and that he is independent under the current rules of the NASDAQ Stock Market and SEC rules and regulations.

Director Independence

During the 2010 fiscal year, the following individuals served as members of our board of directors: John Galt, Russ Earnshaw, Sean Entin (resigned September 12, 2010), Chris Ursitti (resigned September 12, 2010), Seymour G. Siegel (appointed September 13, 2010), Charles R. Allured (appointed September 13, 2010) and Floyd H. Trogdon (appointed September 13, 2010). Of such directors, only Messrs. Siegel, Allured and Trogdon, were “independent” as such term is defined in the listing standards of The NASDAQ Stock Market and the applicable rules of the SEC.

Code of Ethics and Conduct

Our board of directors adopted a code of business ethics and conduct (the “Code of Ethics”), applicable to all of our executives, directors and employees. The Code of Ethics is available in print to any shareholder that requests a copy. Copies may be obtained by contacting Investor Relations at our corporate headquarters.

Executive Compensation

Executive Officer Compensation

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as our principal executive officer during our last completed fiscal year; and (ii) each other individual that served as an executive officer at the conclusion of the fiscal year ended December 31, 2010 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the Named Executives).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation (3)		Total
John Galt, Executive Chairman (1)	2010	$-	$-	-	-	$150,000	(5)	$150,000
	2009	$-	$-	-	-	$45,000	(5)	$45,000

Russ Earnshaw, President, Director (1)	2010	$-	$-	-	-	$150,000	(5)	$150,000
	2009	$-	$-	-	-	$50,000	(5)	$50,000

Justin Farry, Chief Financial Officer (1)	2010	$160,000	$-	240,000	-	$13,750	(5)	$173,750
	2009	$8,881	$-	-	-	$21,932	(5)	$30,813

Robert L. Davis, Vice President, Global Energy Services (2)	2010	$77,802	$-	200,000		$4,376		$82,179
		$-	$-	-

Billy C. Jones, Vice President, Government Services (2)	2010	$28,187	$-	75,000	-	$-		28,187

Chris Ursitti, Chief Executive Officer, Director (1)(4)	2010					$150,000	(5)	$150,000
	2009	$-	$-	-	-	$35,000	(5)	$35,000

Sean Entin, Chief Marketing Officer, Director (1)(4)	2010	$-	$-	-	-	$150,000	(5)	150,000
	2009	$-	$-	-	-	$45,000		$45,000

Cindy Kostoff, Chief Executive Officer, Director (3)	2009	$-	$-	-	-	$-		$-
	2008	$-	$-	-	-	-		-

Mary Ann Nester, Director (3)	2009	$-	$-	-	-	$-		$-
	2008	$-	$-	-	-	-		-

(1)	Appointed January 7, 2010.

(2)	Appointed on February 11, 2011.

(3)	Resigned January 7, 2010.

(4)	Resigned from Board of Directors on September 12, 2010.

(5)	Compensation paid as Independent Consultants.

DIRECTOR COMPENSATION

The general policy of the Board is that compensation for independent Directors should be a nominal cash fee plus equity-based compensation. We do not pay employee Directors for Board service in addition to their regular employee compensation. The Board of Directors, has the primary responsibility for considering and determining the amount of Director compensation.

The following table shows amounts earned by each Director in the fiscal year ended December 31, 2010.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Seymour G. Siegel	$5,000	-	$57,583	—	—	—	$67,583
Charles R. Allured	$4,000	-	$57,583	—	—	—	$65,583
Floyd G. Trogdon	$2,500	-	$57,583	—	—	—	$62,583

(1)	Reflects the amount of fees earned during the year ended December 31, 2010.

(2)	Represents estimated fair value of the option award on the grant date using a Black-Scholes option pricing model

Employment Agreements

On January 4, 2010, the Company entered into employment agreements with its executive officers, John Galt, Russ Earnshaw, Chris Ursitti, Sean Entin and Justin Farry.

Each employment agreement provides for a four year term with minimum annual base salary of $150,000, with the exception of Mr. Farry’s which provided a minimum annual salary of $160,000.  Under the agreements, the executives will be subject to traditional non-competition and employee non-solicitation restrictions while they are employed by the Company and for a period of one year thereafter, or two years if the executive resigns.  If the Company terminates the employment agreement without Cause prior to the expiration of its term, or the Executive terminates the agreement for “Good Reason” (as that term is defined in the employment agreement) the Executive shall be entitled to receive any earned but unpaid compensation due to them under the agreement.  Upon a change-in-control of the Company, the executives employment agreements will have been terminated for “Good Reason”.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Stock Ownership Table

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Common Stock as of January 31, 2011 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)
John Galt	1,899,298	7.31%
Robert Russ Earnshaw	1,798,271	6.69%
Chris Ursitti	1,737,655	6.63%
Sean Entin (3)	1,723,614	6.92%
Justin Farry (4)	206,172	0.79%
Robert L. Davis	25,000	0.10%
Billy C. Jones	156,338	0.60%
Roy Pharis	2,404,430	9.25%
Seymour G Siegel	6,250	0.02%
Charles R. Allured	24,584	0.09%
Floyd G. Trogdon	149,014	0.57%
All Directors and Executive Officers as a Group (9 persons)	7,726,196	29.57%

(1) "Beneficial Owner" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.  The mailing address for all officers and directors is 5171 Santa Fe Street, Suite I, San Diego, California 92109.

(2) For each shareholder, the calculation of percentage of beneficial ownership is based upon 25,992,165 shares of Common Stock outstanding as of January 31, 2011, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

(3) Includes 50,000 shares held by Mr. Entin’s minor daughter, Savannah Entin, of which he has voting and dispositive power.

(4) Includes 120,000 options that are currently exercisable.

Penny Stock

The Commission has adopted rules that define a “penny stock” as equity securities under $5.00 per share which are not listed for trading on NASDAQ (unless the issuer (i) has a net worth of $2,000,000 if in business for more than three years or $5,000,000 if in business for less than three years or (ii) has had average annual revenue of $6,000,000 for the prior three years). The Company’s securities are characterized as penny stock, and therefore broker-dealers dealings in the securities are subject to the disclosure rules of transactions involving penny stock which require the broker-dealer, among other things, to (i) determine the suitability of purchasers of the securities and obtain the written consent of purchasers to purchase such securities and (ii) disclose the best (inside) bid and offer prices for such securities and the price at which the broker-dealer last purchased or sold the securities. The additional requirements imposed upon broker-dealers discourage them from engaging in transactions in penny stocks, which reduces the liquidity of the Company’s securities.

Certain Relationships and Related Transactions

On October 8, 2008, the Company issued an unsecured promissory note (the “Note”) to Pacific Consortium Investments (“Pacific”) in the amount of $300,000. Interest accrues on the note at the rate of 5% per annum. Under the term of the Note, the Company shall make 36 monthly payments beginning on June 15, 2010.  Subsequent to execution of the Note, Pacific advanced the Company additional amounts totaling $100,000 each during each of the years ended December 31, 2008 and 2009 which is treated as additional borrowings under the Note. The controlling party of Pacific is Roy Pharis, a shareholder of the Company.

In 2008, the Company borrowed $15,000 from a shareholder, Roy Pharis. In 2009, the Company borrowed an additional $30,000 from the same shareholder.  The $45,000 borrowed was paid in full in July 2009. There was no interest on the note.

In 2007, the Company issued a note payable to a shareholder in the amount of $19,351 to Robert Russ Earnshaw, its President. During 2008 the Company received additional funds from the same party in the amount of $9,719. During the year ended December 31, 2009, the Company received additional funds from the same party in the amount of $8,518.  This note is unsecured, non-interest bearing, and due on demand.

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $300,000 and received an additional unsecured loan in the amount of $56,154 from Chris Ursitti, a principal shareholder and Chief Executive Officer.  The note has a stated interest rate of 4%, with interest payments due monthly, and is due upon receipt of equity financing by the Company of at least $5 million.  The loan is due on demand and non-interest bearing.

The Company subleases its building from an entity in which John Galt, the Company’s Executive Chairman, is a shareholder.  For the period August 1, 2008 through May 31, 2009, the Company had a month to month lease.  The Company has a non-cancelable operating lease beginning June 1, 2009 that expires on July 31, 2013. Rent expense to the shareholder for the building for the years ended December 31, 2009 and 2008 was $67,820 and $27,675, respectively

During the nine months ended September 30, 2010, the Company received unsecured advances of $35,346 from Justin Farry, its Chief Financial Officer. The amount owing on the advances was $15,346 and $0 as of September 30, 2010 and December 31, 2009, respectively.

During the year ended December 31, 2009, the Company received an unsecured advance of $25,618 from Chris Ursitti, its Chief Executive Officer. During the nine months ended September 30, 2010, the Company received an additional $59,181 in unsecured advances. The amount owing on the advances was $10,990 and $25,618 as of September 30, 2010 and December 31, 2009, respectively.

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $300,000 and received an additional unsecured loan in the amount of $30,536 from one of its principal shareholders and Chief Executive Officer.  During the nine months ended September 30, 2010, the Company received an additional unsecured loan in the amount of $42,100 from its principal shareholder and Chief Executive Officer. The note has a stated interest rate of 4%, with interest payments due monthly, and is due upon receipt of equity financing by the Company of at least $5 million.  The unsecured loans were fully repaid during the nine months ended September 30, 2010. The amount owing under the note as of September 30, 2010 and December 31, 2009 was $215,000 and $300,000, respectively. The loans are non-interest bearing. The amount owing under the loans was $0 and $30,536 as of September 30, 2010 and December 31, 2009, respectively.

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $100,000 to an unaffiliated shareholder. Principal in the amount of $100,000 plus a one-time interest payment of $10,000 was due on May 28, 2010, however, the shareholder agreed to accept weekly repayments of $5,000 until the note was fully repaid. The principal amount owing under the note was $20,000 and $100,000 as of September 30, 2010 and December 31, 2009, respectively. The note was fully repaid subsequent to September 30, 2010.

During the year ended December 31, 2009, the Company issued two unsecured notes payable of $100,000 each to unaffiliated shareholders. During the nine months ended September 30, 2010, one of the Company's unaffiliated shareholders elected to discharge the note by entering into a Securities Purchase agreement with the Company for 78,432 shares of the Company's common stock and warrants to purchase an additional 25,883 shares of the Company's common stock at an exercise price of $2.50 per share and expiring in three years. The other note is due on December 31, 2011 and is non-interest bearing. The principal amount owing under the notes was $100,000  and $200,000 as of September 30, 2010 and December 31, 2009, respectively.

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $25,000 to an unaffiliated shareholder.  This note is payable upon receipt of equity financing by the Company and is non-interest bearing. The note holder will receive 15,000 shares of common stock upon receipt of equity financing by the Company. The amount owing under the note was $10,000 and $25,000 as of September 30, 2010 and December 31, 2009, respectively.

During the nine months ended September 30, 2010, the Company repaid $7,300 on an advance from Russ Earnshaw, its President. The amount owing on the advance was $30,288 and $37,588 as of September 30, 2010 and December 31, 2009, respectively.

During the nine months ended September 30, 2010, the Company borrowed $247,728 from Galt Corp. The controlling party of Galt Corp. is the Company’s Executive Chairman. The note was unsecured, non-interest bearing, and due on demand. The note was fully repaid during the nine months ended September 30, 2010.

During the nine months ended September 30, 2010, the Company issued an unsecured note payable in the amount of $100,000 to an unaffiliated shareholder.  The note was non-interest bearing. The note was fully repaid during the nine months ended September 30, 2010.

Material U.S. Federal Tax Considerations

This is a general summary of the material U.S. federal tax consequences of the acquisition, ownership and disposition of our units, comprised of convertible preferred stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that public stockholders will hold our securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  This discussion does not address all aspects of U.S. federal taxation that may be relevant to a public stockholder in light of such public stockholder’s particular circumstances. In addition, this discussion does not address: (1) U.S. gift or estate tax laws except to the limited extent set forth below, (2) state, local or foreign tax consequences, (3) the special tax rules that may apply to certain public stockholders, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or U.S. expatriates or former long-term residents of the United States, or (4) the special tax rules that may apply to a public stockholder that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale, constructive sale or conversion transaction or other integrated investment.  Additionally, this discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof generally will depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this “Material U.S. Federal Tax Considerations” section only, the term “U.S. Person” means a person that is, for U.S. federal income tax purposes: (1) an individual citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. Person. As used in this discussion, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. Person and the term “non-U.S. holder” means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Person. Each prospective investor is urged to consult its own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences to such investor of the acquisition, ownership and disposition of our securities.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of _____ shares of our Series A preferred stock which is convertible into shares of our common stock at a conversion price of $_______.

The foregoing treatment of the Series A preferred stock are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussions are based on the assumption that the characterization of the Series A preferred stock described above is accepted for U.S. federal tax purposes.

U.S. Holders

Taxation of Distributions

If we pay distributions to U.S. holders of our common stock or Series A preferred stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock or Series A preferred stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock or Series A preferred stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock or Convertible Preferred Stock” below.

Dividends paid to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met and the U.S. holder refrains from making certain elections, dividends paid to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be generally subject to the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income.

Deemed Distributions

If we do not declare and pay dividends on the Series A preferred stock, the accreted liquidation preference of the Series A preferred stock will be increased and may give rise to a deemed distribution, at the time of such increase, to the holders of the Series A preferred stock in the amount of all, or a portion of, the increase in liquidation preference. Such deemed distribution will be taxable in the same manner as a cash distribution of equal amount, as explained above in “—U.S. Holders—Taxation of Distributions”. A U.S. holder may be required to include all or a portion of the deemed distribution in gross income, which may result in tax liability even though no cash is received.

Conversion of Convertible Preferred Stock into Common Stock

A U.S. holder who converts Series A preferred stock into our common stock generally will not recognize gain or loss, except that the fair market value of any shares of common stock attributable to dividend arrearages may be treated as a deemed distribution, taxable as described above under “—U.S. Holders—Taxation of Distributions”. The adjusted tax basis of the common stock (excluding any common stock treated as a deemed distribution) will equal the tax basis of the Series A preferred stock exchanged and the holding period of the common stock received (excluding any common stock treated as a deemed distribution) will include the holding period of the Series A preferred stock. The tax basis of any common stock treated as a deemed distribution will equal its fair market value on the date of the conversion, and the U.S. holder will begin a new holding period for such common stock.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock or Convertible Preferred Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of our common stock or Series A preferred stock as capital gain or loss (other than a conversion of Convertible Preferred Stock into our common stock, which will be treated as described above in “—U.S. Holders—Conversion of Convertible Preferred Stock into Common Stock”).. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock or Series A preferred stock exceeds one year. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Series A preferred stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Series A preferred stock based upon the then fair market values of the Series A preferred stock and the warrants included in the unit) and (2) the U.S. holder’s adjusted tax basis in the disposed of common stock or Series A preferred stock. A U.S. holder’s adjusted tax basis in its common stock or Series A preferred stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of Series A preferred stock) less any prior distributions treated as a return of capital, as described above. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 35 percent. The deduction of capital losses is subject to various limitations.

Exercise of a Warrant

A U.S. holder will not be required to recognize taxable gain or loss upon exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above) and the exercise price. The U.S. holder’s holding period in our common stock received upon exercise of the warrant will begin on the date following the date of exercise and will not include the period during which the U.S. holder held the warrant.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions we make to a non-U.S. holder of our common stock or Series A preferred stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we generally will be required to withhold tax from the gross amount of the dividend at a rate of 30 percent, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in our convertible preferred stock or common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the convertible preferred stock or common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock, Series A Preferred Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock, Series A Preferred Stock and Warrants” below), we will withhold 10 percent of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s U.S. federal income tax liability.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Conversion of Series A Preferred Stock into Common Stock

Non-U.S. holders generally will not recognize any gain or loss for U.S. federal income tax purposes upon the conversion of Series A preferred stock into our common stock, except that the fair market value of any shares of common stock attributable to dividend arrearages may be treated as a deemed distribution, taxable as described above under “—Non-U.S. Holders—Taxation of Distributions.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Series A Preferred Stock

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock or Series A preferred stock, in each case without regard to whether those securities were held as part of a unit, unless:

•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of, and, generally, in the case where shares of our common stock or Series A preferred stock, as applicable, are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly or constructively, more than 5 percent of our common stock, or 5 percent of our Series A preferred stock, as applicable, at any time within the shorter of the five-year period ending on the date of disposition or such non-U.S. holder’s holding period for such securities disposed of. There can be no assurance that our common stock or our Series A preferred stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional 30 percent “branch profits tax.” Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above generally will be subject to a 10 percent withholding tax, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s U.S. federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties that may provide for different rules.

We currently are not a U.S. real property holding corporation. However, we can provide no assurance that we will not become a U.S. real property holding corporation in the future. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Each non-U.S. holder should consult its own tax advisors as to whether the stock or warrants will be treated as “U.S. real property interests” and the tax consequences resulting from such treatment.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on shares of our common stock or Series A preferred stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.  The gross amount of dividends and proceeds from the disposition of our common stock, Series A preferred stock paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28 percent).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock, Series A preferred stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock or Series A preferred stock through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock, Series A preferred stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S federal income tax liability, if any, by the IRS if the required information is furnished to the IRS in a timely manner.

Legislation Relating to Foreign Accounts

Legislation has been recently enacted that imposes significant certification, information reporting and other requirements, and in certain cases, withholding taxes, on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. The legislation is generally effective for payments made after December 31, 2012. The failure to comply with the certification, information reporting and other specified requirements in the legislation would result in withholding tax being imposed on payments of dividends and sales proceeds to foreign intermediaries and certain non-U.S. holders. Non-U.S. holders should consult their own tax advisers regarding the application of this legislation to them.

Federal Estate Tax

Shares of our common stock or Series A preferred stock owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless there is no federal estate tax in existence at such time or an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Legal Proceedings.

None.

INTEREST OF NAMED EXPERT AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us or any of our subsidiaries. Nor was any such person connected with us or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Legal Matters

The validity of the shares of common stock offered hereby and certain other legal matters will be passed upon for us by Tarter Krinsky & Drogin LLP, New York, New York.

Experts

The consolidated financial statements of GreenHouse Holdings, Inc. and subsidiary at December 31, 2009, and for the year ended December 31, 2009 and for the period from June 20, 2008 (date of inception) through December 31, 2009, appearing in this Prospectus and Registration Statement have been audited by PKF, Certified Public Accountants, A Professional Corporation, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Green House Holdings, Inc. at December 31, 2008, and for the year ended December 31, 2008, appearing in this Prospectus and Registration Statement have been audited by Li & Company, Certified Public Accountants, A Professional Corporation, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Sections 78.7502 and 78.751 provide the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein. NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada's control share law.  A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

There are hereby incorporated by reference in this prospectus the following documents and information heretofore filed with the SEC:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on April 15, 2010;

(b)	Our Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2010, filed with the SEC on May 17, 2010;

(c)	Our Current Reports on Form 8-K, filed with the SEC on June 7, 2010, July 23, 2010 , August 24, 2010, September 14, 2010, September 20, 2010, October 27, 2010, December 22, 2010

(d)	Our Quarterly Report on Form 10-Q for the Quarter Ended June 30, , 2010, filed with the SEC on August 16, 2010

(e)	Our Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2010, filed with the SEC on November 15, 2010;and

If a material change occurs to the information contained in this Registration Statement, including the prospectus, the Company will file a post-effective amendment or prospectus supplement after the initial filing of the Registration Statement and before we stop offering the securities described in this prospectus.
Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as GreenHouse Holdings, Inc. (http://www.sec.gov). Our web site is located at http://www.greenhouseintl.com. The information contained on our web site is not part of this prospectus.

Financial Information

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS	Page #

Condensed Consolidated Balance Sheets as of September 30, 2010 (Unaudited) and December 31, 2009	F-1 – F-2

Condensed Consolidated Statements of Operations for the three months ended September 30, 2010 and 2009 (Unaudited) and for the nine months ended September 30, 2010 and 2009 (Unaudited)	F-3
Condensed Consolidated Statement of Stockholders' Equity/(Deficit) for the nine months ended September 30, 2010	F-4
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2010 and 2009 (Unaudited)	F-5 – F-6

Notes to the Condensed Consolidated Financial Statements (Unaudited)	F-7 – F-16

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2010 (Unaudited)	December 31, 2009 (Audited)

ASSETS
Current assets:
Cash	$279,577	$3,869
Accounts receivable	2,224,871	887,503
Prepaid expenses	153,684	15,260
Deferred issuance costs	-	152,740
Other current assets	82,486	300

Total current assets	2,740,618	1,059,672

Property and equipment, net	493,832	165,953

Non-current assets:
Goodwill	3,502,105	-
Other intangibles	3,600	-
Security deposits	7,546	6,000
Distribution rights	700,000	500,000

Total assets	$7,447,701	$1,731,625

See accompanying notes to condensed consolidated financial statements.

F-1

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2010 (Unaudited)	December 31, 2009 (Audited)

LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$992,850	$588,958
Accrued expenses	409,466	213,397
Billings in excess of costs and estimated earnings	1,923,867	999,091
Advances from officers	56,624	63,206
Current portion of notes payable	231,491	12,914
Current portion of notes payable, related parties	146,857	210,454

Total current liabilities	3,761,155	2,088,020

Notes payable, net of current portion	31,037	794,033
Notes payable, net of current portion, related parties	688,143	945,082

Total liabilities	4,480,335	3,827,135

Commitments and contingencies

Shareholders' equity/(deficit):
Preferred stock,$.001 par value, 10,000,000 shares authorized, none outstanding	-	-
Common stock, no par value, 1,000,000 shares authorized, 800,000 shares issued and outstanding at December 31, 2009	-	12,560
Common stock, $.001 par value, 300,000,000 shares authorized, 25,220,824 shares issued and outstanding at September 30, 2010	25,221	-
Additional paid in capital	8,026,597	-
Accumulated deficit	(5,082,693)	(2,108,070)
Noncontrolling interest	(1,759)	-

Total shareholders' equity/(deficit)	2,967,366	(2,095,510)

Total liabilities and shareholders' equity/(deficit)	$7,447,701	$1,731,625

See accompanying notes to condensed consolidated financial statements.

F-2

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
	2010 (Unaudited)	2009 (Unaudited)	2010 (Unaudited)	2009 (Unaudited)

Revenues	$1,724,277	$1,670,639	$4,427,951	$3,486,217

Cost of goods sold	1,081,904	952,579	2,594,196	2,201,725

Gross profit	642,373	718,060	1,833,755	1,284,492

Operating expenses:
Compensation	728,547	374,664	2,010,553	876,456
Selling, general and administrative	876,424	678,825	2,310,409	1,393,420

Total operating expenses	1,604,971	1,053,489	4,320,962	2,269,876

Loss from operations	(962,598)	(335,429)	(2,487,207)	(985,384)

Other expense:
Interest	(28,867)	(27,455)	(237,416)	(33,408)
Other expense	-	-	(250,000)	-

Net loss	$(991,465)	$(362,884)	$(2,974,623)	$(1,018,792)

Basic net loss per common share	$(0.04)	$(0.45)	$(0.13)	$(1.27)

Weighted average number of common shares outstanding - basic	23,979,685	800,000	22,840,848	800,000

See accompanying notes to condensed consolidated financial statements.

F-3

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)

	Common Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Noncontrolling interest	Total

Balance, December 31, 2009 (Audited)	800,000	$12,560	$-	$(2,108,070)	$-	$(2,095,510)

Retirement of shares in share exchange on January 7, 2010	(800,000)	(12,560)	-	-	-	(12,560)

Issuance of shares in share exchange on January 7, 2010	19,800,000	19,800	(7,240)	-	-	12,560

Issuance of shares for reverse merger on January 7, 2010	1,200,000	1,200	(1,200)	-	-	-

Compensation expense of stock options issued to employees and consultants	-	-	15,236	-	-	15,236

Stock issued for converted debt	685,125	685	872,848	-	-	873,533

Beneficial conversion expense of converted debt	-	-	154,153	-	-	154,153

Stock issued for stock subscriptions	2,264,449	2,264	3,394,343	-	-	3,396,607

Stock issuance costs	-	-	(273,973)	-	-	(273,973)

Stock issued for Distribution Rights	50,000	50	199,950	-	-	200,000

Stock issued for Investor Relations Services	102,500	103	127,648	-	-	127,751

Issuance of shares for acquisition of Life Protection, Inc.	1,118,750	1,119	3,545,319	-	-	3,546,438

Noncontrolling interest	-	-	-	-	(1,759)	(1,759)

Net loss	-	-	-	(2,974,623)	-	(2,974,623)

Balance, September 30, 2010 (Unaudited)	25,220,824	$25,221	$8,026,597	$(5,082,693)	$(1,759)	$2,967,366

See accompanying notes to condensed consolidated financial statements.

F-4

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine months ended September 30,
	2010 (Unaudited)	2009 (Unaudited)
Cash flows from operating activities:
Net loss	$(2,974,623)	$(1,018,792)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	38,890	37,985
Common stock and options issued for services	79,991	-
Beneficial conversion of converted debt	154,153	-
Changes in operating assets and liabilities:
Accounts receivable	(1,337,368)	(1,129,774)
Prepaid expenses	(75,674)	-
Other current assets	(82,186)	(91,292)
Security deposits	(1,546)	-
Accounts payable	403,892	519,933
Accrued expenses	219,602	8,098
Billings in excess of costs and estimated earnings	924,776	1,124,607

Net cash flows used in operating activities	(2,650,093)	(549,235)

Cash flows from investing activities:
Purchase of other intangibles	(3,600)	-
Net cash received from acquisition	42,333	-
Purchase of property and equipment	(366,769)	-

Net cash flows used in investing activities	(328,036)	-

Cash flows from financing activities:
Deferred issuance costs	(121,233)	(127,622)
Advances from officers	94,527	-
Repayments to officers	(101,109)	-
Payments on notes payable	(105,221)	(7,938)
Payments on notes payable, related parties	(610,364)	-
Proceeds from notes payable	310,802	625,000
Proceeds from notes payable, related parties	389,828	180,937
Proceeds from share issuances	3,396,607	-

Net cash flows provided by financing activities	3,253,837	670,377

Net increase in cash	275,708	121,142

Cash at beginning of period	3,869	-

Cash at end of period	$279,577	$121,142

See accompanying notes to condensed consolidated financial statements.

F-5

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

	Nine months ended September 30,
	2010 (Unaudited)	2009 (Unaudited)
Cash paid during the period for:
Interest	$114,361	$-

Income taxes	$800	$-

Non-cash investing and financing activities:
Purchase of vehicle from proceeds of note payable	$-	$26,287

Notes payable to related parties for acquisition of distribution rights	$-	$500,000

Conversion of notes payable to common stock	$873,533	$-

Deferred issuance costs adjusted to additional paid in capital in conjunction with share issuances	$273,973	$-

Issuance of 1,200,000 shares for reverse merger	$1,200	$-

Issuance of 50,000 shares of common stock in exchange for assignment of distribution rights	$200,000	$-

Issuance of 45,000 shares of common stock for prepaid services	$60,750	$-

Issuance of 1,118,750 shares of common stock for acquisition of Life Protection, Inc.	$3,504,105	$-

See accompanying notes to condensed consolidated financial statements.

F-6

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and operations

R Squared Contracting, Inc. (“R Squared”) was incorporated in the State of California on January 2, 2007.  Green House Holdings, Inc. (“GHH”) was organized under the laws of the State of Nevada on September 18, 2009.  On September 20, 2009, a securities exchange agreement was entered into by and among GHH and R Squared and all of the equity holders of R Squared (“R Squared Shareholders”).  Under this agreement, GHH acquired all of the issued and outstanding shares of R Squared from the R Squared Shareholders in exchange for an aggregate of 800,000 shares of GHH common stock.  R Squared became a wholly owned subsidiary of GHH and the 800,000 shares represent 100% of the total outstanding shares of GHH.

On January 7, 2010, GreenHouse Holdings, Inc., f/k/a Custom Q, Inc. (“GreenHouse” or the "Company") approved an amendment to its Articles of Incorporation (the “Amendment”) to change its name to GreenHouse Holdings, Inc. and to effect a forward-split such that 5 shares of common stock were issued for every 1 share of common stock issued and outstanding immediately prior to filing of the Amendment (the “Forward Split”).  On January 7, 2010, GreenHouse entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Green House Holdings, Inc., a Nevada corporation, and the stockholders of GHH whereby GreenHouse acquired all of the issued and outstanding common stock of GHH in exchange (the “Exchange”) for 19,800,000 newly issued shares of common stock and options to purchase 784,000 shares of common stock (after giving effect to the Forward Split) of GreenHouse. As a result, GreenHouse completed a reverse merger in which GHH merged with the Company and GHH became a wholly-owned subsidiary of the Company (the “Merger”).

On June 2, 2010, the Company incorporated a 99.8% owned subsidiary in Mexico, Green House Soluciones S.A. de C.V. ("GH Soluciones").

On September 8, 2010, the Company and its wholly-owned subsidiary, Green House Holdings, Inc., entered into an Agreement and Plan of Share Exchange (the “ LPI Agreement”) with Life Protection, Inc., a North Carolina corporation (“Life Protection”) and shareholders of Life Protection (the “Life Protection Holders”). Life Protection provides innovative training, support, design and construction of facilities and services to meet the needs of the U.S. government, military, and law enforcement agencies. As a result of this acquisition, the Company is expected to yield significant cross-selling opportunities in government markets. Pursuant to the LPI Agreement, the Company acquired, from the Life Protection Holders, all of the capital stock of Life Protection in exchange for an aggregate of 1,118,750 shares of the Company’s newly issued shares of common stock, par value $.001 per share. The purchase price was determined by the total market value of the newly issued shares on September 8, 2010, totaling $3,546,348, which was based on the closing market price of the Company's common stock on the acquisition date. The acquisition has been accounted for under the purchase method. The initial accounting of the excess of the purchase price paid over the fair value of the assets and liabilities acquired is not complete as a significant portion of the assets acquired were intangible assets that need to be appraised. As a result, the full amount of the excess of the purchase price paid over the fair value of the assets and liabilities has been classified as goodwill as of September 30, 2010. Tangible assets and liabilities acquired were deemed to be insignificant. None of the goodwill recognized is expected to be deductable for income tax purposes. Revenue and loss generated by Life Protection from the acquisition date through September 30, 2010 was $0 and $(21,481), respectively.

F-7

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company is headquartered in San Diego, California and provides energy-efficiency products, energy management systems, eco-friendly infrastructure, scalable waste-to-fuel bio-fuel and closed loop systems, as well as other proprietary technologies and products that are financially sound and sustainable to residential, commercial, industrial and government markets around the globe.

Note 2. Accounting Policies

Basis of presentation

The accompanying unaudited condensed consolidated interim financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.  In the opinion of management, all adjustments (which include only normal recurring adjustments except as noted in management's discussion and analysis of financial condition and results of operations) necessary to present fairly the financial position, results of operations and changes in cash flows have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the 2009 Annual Report on Form 10-K, filed April 15, 2010.  The results of operations for the nine months ended September 30, 2010, are not necessarily indicative of the operating results for the full year.

Certain items on the condensed consolidated statements of operations have been reclassified in the prior period to conform to current period presentation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Significant estimates included in these financial statements are: (a) revenue recognition on uncompleted contracts and billings in excess of costs and estimated earnings, and (b) allocation of the Life Protection purchase price between the fair value of the assets acquired and goodwill. The revenue recognition estimates are based on the ratio that actual costs incurred to date bear to estimated costs at completion. The purchase price allocation estimates are incomplete and the Company's management is in the process of finalizing the accounting of the purchase.  It is at least reasonably possible that a change in these estimates will occur in the near term.

Consolidation

The consolidated financial statements include the accounts of GHH and it’s subsidiaries, R Squared, Life Protection and GH Soluciones.  All material intercompany balances have been eliminated in consolidation. Life Protection has a 49% membership interest in LPI R.O.A.D.House, LLC. The non-controlling interest of the outside shareholders of LPI R.O.A.D.House, LLC is recorded in the condensed consolidated balance sheet and the condensed consolidated statement of operations for the noncontrolling shareholders’ share in the net assets and the income or loss of subsidiaries, respectively.

F-8

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

New accounting pronouncements

The Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”), which became the single official source of authoritative, nongovernmental GAAP. The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP, other than guidance issued by the SEC. All other literature became non-authoritative. ASC is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

Accounts receivable

The Company grants unsecured credit to individuals primarily located in Southern California.  Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any.  At September 30, 2010 and December 31, 2009, the allowance for doubtful accounts is $0.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure to its customers.

Revenue recognition

In accordance with FASB ASC 605, Revenue Recognition, contract revenues are recognized using the percentage of completion method in the ratio that costs incurred bear to total estimated costs at completion. Adjustments to contract cost estimates are made in the periods in which the facts which require such revisions become known. Unapproved change orders are not considered as part of the contract until it has been approved by the customer. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract.

Customer Billings

The Company classifies cumulative customer billings that exceed the sum of total contract cost plus the gross profit earned to date as billings in excess of costs and estimated earnings.

Other expense

Immediately prior to the reverse merger described below, the Company consummated a Stock Purchase Agreement with Cindy Kostoff, GreenHouse’s principal shareholder and officer and director, whereby the Company acquired 4,000,000 of GreenHouse’s 4,240,000 outstanding shares from Ms. Kostoff for the purchase price of $250,000. This expense has been classified as other expense.

F-9

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Net loss per common share

Net loss per common share is computed pursuant to FASB ASC 260, Earnings Per Share.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of September 30, 2009.  As of September 30, 2010, there were 973,359 warrants and 1,335,000 options outstanding to purchase shares of common stock. However, these potentially dilutive shares are considered to be anti-dilutive and are therefore not included in the calculation of net loss per share.

Stock Based Compensation

For employee stock options issued under the Company’s stock-based compensation plans, the fair value of each option grant is estimated on the date of grant using the Black-Scholes pricing model, and an estimated forfeiture rate is used when calculating stock-based compensation expense for the period. For employee restricted stock awards and units issued under the Company’s stock-based compensation plans, the fair value of each grant is calculated based on the Company’s stock price on the date of grant and an estimated forfeiture rate when calculating stock-based compensation expense for the period. The Company recognizes the compensation cost of stock-based awards over the vesting period of the award.

The Company accounts for stock-based compensation awards to non-employees in accordance with FASB ASC 505-50, Equity-Based Payments to Non-Employees ("ASC 505-50"). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in stockholders' equity/(deficit) over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

Any benefits of tax deductions in excess of recognized stock-based compensation will be reported as a financing activity rather than an operating activity in the statements of cash flows. This requirement will reduce net operating cash flows and increase net financing cash flows in certain periods.

As there is not sufficient public market history for its common stock, the Company determined the volatility for options granted based on an analysis of reported data for a peer group of companies that issued options with substantially similar terms. The expected volatility of options granted has been determined using an average of the historical volatility measures of this peer group of companies as well as the historical volatility of the Company’s common stock. The expected life of options has been determined utilizing the “simplified” method as prescribed by the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options. The Company has not paid and does not anticipate paying cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero.

The risk-free interest rate ranged from 1.9% to 3.2%, expected volatility ranged from 49% to 92% at the time all options were granted, the dividend yield was assumed to be zero, and the expected life of the options was assumed to be between five and six and one half years based on the average vesting period of

F-10

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

options granted.  For the nine months ended September 30, 2010 and 2009, the Company expensed $15,236 and $0 of stock option expense, respectively. For the three months ended September 30, 2010 and 2009, the Company did not have any stock option expense.

Recently issued accounting pronouncements

In April 2010, the Financial Accounting Standards Board issued ASU 2010-13, “Compensation - Stock Compensation (Topic 718) - Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades.” Under Topic 718, awards of equity share options granted to an employee of an entity’s foreign operation that provide a fixed exercise price denominated in (1) the foreign operation’s functional currency or (2) the currency in which the employee’s pay is denominated should not be considered to contain a condition that is not a market, performance, or service condition. However, U.S. generally accepted accounting principles do not specify whether a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades has a market, performance, or service condition. Diversity in practice has developed on the interpretation of whether such an award should be classified as a liability when the exercise price is not denominated in either the foreign operation’s functional currency or the currency in which the employee’s pay is denominated.  ASU 2010-13 provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. ASU 2010-13 is effective for periods beginning after December 15, 2010. The adoption of ASU 2010-13 is not expected to have an impact on the Company's consolidated financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3. Property and equipment

On July 22, 2010, Green House Soluciones, S.A. de C.V., a subsidiary of the Company, purchased approximately 25 acres of land in Jalisco, Mexico, for a total price of approximately $315,000. The purchase was financed by a promissory note to the sellers. The note is non-interest bearing and is secured by the land. A 10% deposit of approximately $31,000 was paid on July 22, 2010 and an additional payment of $62,000 was made on August 20, 2010. The balance of the purchase price is payable is 10 monthly payments of approximately $21,000 beginning on September 30, 2010 and ending on June 30, 2011.

F-11

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4.  Billings in excess of costs and estimated earnings

Billings in excess of costs and estimated earnings as of September 30, 2010 and December 31, 2009 consist of the following:

	September 30, 2010 (Unaudited)	December 31, 2009 (Audited)

Costs incurred on uncompleted contracts	$363,163	$378,986
Estimated earnings	222,366	190,290

	585,529	569,276

Less: billings to date	2,509,396	1,568,367

Billings in excess of costs and estimated earnings	$(1,923,867)	$(999,091)

As of September 30, 2010 and December 31, 2009, there was a backlog of approximately $1,501,000 and $547,000, respectively.

Note 5.  Advances from officers

During the nine months ended September 30, 2010, the Company received unsecured advances of $35,346 from Justin Farry, its Chief Financial Officer. The amount owing on the advances was $15,346 and $0 as of September 30, 2010 and December 31, 2009, respectively.

During the year ended December 31, 2009, the Company received an unsecured advance of $25,618 from Chris Ursitti, its Chief Executive Officer. During the nine months ended September 30, 2010, the Company received an additional $59,181 in unsecured advances. The amount owing on the advances was $10,990 and $25,618 as of September 30, 2010 and December 31, 2009, respectively.

During the nine months ended September 30, 2010, the Company repaid $7,300 on an advance from Russ Earnshaw, its President. The amount owing on the advance was $30,288 and $37,588 as of September 30, 2010 and December 31, 2009, respectively.

Note 6.  Related party promissory notes

On October 8, 2008, the Company issued an unsecured promissory note (the “Note”) to Pacific Consortium Investments (“Pacific”) in the amount of $300,000. Interest accrues on the note at the rate of 5% per annum. Under the term of the Note, the Company shall make 36 monthly payments beginning on June 15, 2010.  Subsequent to execution of the Note, Pacific advanced the Company additional amounts totaling $200,000 which are treated as additional borrowings under the Note. The controlling party of Pacific is an unaffiliated shareholder of the Company. The principal amount owing under the Note was $490,000 and $500,000 as of September 30, 2010 and December 31, 2009, respectively.

F-12

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

During the nine months ended September 30, 2010, the Company borrowed $247,728 from Galt Corp. The controlling party of Galt Corp. is the Company’s Executive Chairman. The note was unsecured, non-interest bearing, and due on demand. The note was fully repaid during the nine months ended September 30, 2010.

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $300,000 and received an additional unsecured loan in the amount of $30,536 from one of its principal shareholders and Chief Executive Officer.  During the nine months ended September 30, 2010, the Company received an additional unsecured loan in the amount of $42,100 from its principal shareholder and Chief Executive Officer. The note has a stated interest rate of 4%, with interest payments due monthly, and is due upon receipt of equity financing by the Company of at least $5 million.  The unsecured loans were fully repaid during the nine months ended September 30, 2010. The amount owing under the note as of September 30, 2010 and December 31, 2009 was $215,000 and $300,000, respectively. The loans are non-interest bearing. The amount owing under the loans was $0 and $30,536 as of September 30, 2010 and December 31, 2009, respectively.

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $100,000 to an unaffiliated shareholder. Principal in the amount of $100,000 plus a one-time interest payment of $10,000 was due on May 28, 2010, however, the shareholder agreed to accept weekly repayments of $5,000 until the note was fully repaid. The principal amount owing under the note was $20,000 and $100,000 as of September 30, 2010 and December 31, 2009, respectively. The note was fully repaid subsequent to September 30, 2010.

During the nine months ended September 30, 2010, the Company issued an unsecured note payable in the amount of $100,000 to an unaffiliated shareholder.  The note was non-interest bearing. The note was fully repaid during the nine months ended September 30, 2010.

During the year ended December 31, 2009, the Company issued two unsecured notes payable of $100,000 each to unaffiliated shareholders. During the nine months ended September 30, 2010, one of the Company's unaffiliated shareholders elected to discharge the note by entering into a Securities Purchase agreement with the Company for 78,432 shares of the Company's common stock and warrants to purchase an additional 25,883 shares of the Company's common stock at an exercise price of $2.50 per share and expiring in three years. The other note is due on December 31, 2011 and is non-interest bearing. The principal amount owing under the notes was $100,000  and $200,000 as of September 30, 2010 and December 31, 2009, respectively.

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $25,000 to an unaffiliated shareholder.  This note is payable upon receipt of equity financing by the Company and is non-interest bearing. The note holder will receive 15,000 shares of common stock upon receipt of equity financing by the Company. The amount owing under the note was $10,000 and $25,000 as of September 30, 2010 and December 31, 2009, respectively.

Note 7.  Reverse merger

On January 7, 2010, GreenHouse Holdings, Inc., f/k/a Custom Q, Inc. (“GreenHouse”) approved an amendment to its Articles of Incorporation (the “Amendment”) to change its name to GreenHouse Holdings, Inc. and to effect a forward-split such that 5 shares of common stock were issued for every 1 share of common stock issued and outstanding immediately prior to filing of the Amendment (the “Forward Split”).  On January 7, 2010, GreenHouse entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Green House Holdings, Inc., a Nevada corporation (“GHH” or the “Company”), and the stockholders of GHH whereby GreenHouse acquired all of the issued and outstanding common stock of GHH in exchange (the “Exchange”) for 19,800,000 newly issued shares of common stock and options to purchase 784,000 shares of common stock (after giving effect to the Forward Split) of GreenHouse. As a result, GreenHouse completed a reverse merger in which GHH merged with the Company and GHH became a wholly-owned subsidiary of the Company (the “Merger”).

F-13

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Immediately prior thereto, GHH consummated a Stock Purchase Agreement with Cindy Kostoff, GreenHouse’s principal shareholder and officer and director, whereby GHH acquired 4,000,000 of GreenHouse’s 4,240,000 outstanding shares from Ms. Kostoff for the purchase price of $250,000.  Simultaneously therewith, GreenHouse accepted subscriptions in an offering of its units comprised of 16,667 shares of common stock and warrants to purchase an additional 5,500 shares common stock at an exercise price of $2.50 per share and expiring in three years (the ”Units”) offered pursuant to Regulation D of the Securities Act of 1933, as amended. GreenHouse sold an aggregate of 19 Units for a total of $475,000.  Management does not believe that the value of the warrants will have a material impact on its consolidated financial position, results of operations or cash flows.

As part of the Amendment, GreenHouse increased its authorized capital to include 300,000,000 shares of common stock, $.001 par value per share, of which 25,220,824 shares were issued and outstanding on September 30, 2010, and 10,000,000 shares of preferred stock, $.001 par value per share, of which no shares were issued and outstanding on September 30, 2010.

Upon completion of the Merger, the officers and directors of GreenHouse resigned and the current officers and directors of the Company were appointed officers and directors of GreenHouse.  The Merger has been accounted for as a reverse acquisition with the Company as the accounting acquirer and GreenHouse as the accounting acquiree.  GreenHouse is subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended.

Note 8.  2010 Equity plan

In January 2010, the Company adopted the 2010 Equity Incentive Plan (the “2010 Plan”). Under the 2010 Plan, the Company may grant stock options, which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, and restricted stock awards, which are restricted shares of common stock. The Company reserved a total of 2,000,000 shares of common stock for issuance under the 2010 Plan.  Generally, the 2010 Plan provides for options with terms of 10 years.

In January 2010, the Company granted 240,000, 76,000, and 468,000 options to purchase Company common stock to the Chief Financial Officer, a key consultant, and certain employees and consultants, respectively.  These options vest through January 1, 2013 and the exercise price ranges from $1.50 to $2.50 per share.

In addition to the above, during the nine months ended September 30, 2010, the Company granted 461,000, 15,000 and 75,000 options to purchase Company stock to certain employees, consultants and Independent Board members, respectively. Of these options, 371,000, 15,000 and 75,000 were granted during the three months ended September 30, 2010. These options vest through September 8, 2013 and the exercise price ranges from $1.50 to $4.50 per share.

	Number of Options and Warrants			Weighted Average Exercise
	Employee	Non-employee	Total	Price
Outstanding December 31, 2009	-	-	-	-

Granted	944,000	391,000	1,335,000	$2.28

Exercised	-	-	-	-

Cancelled or expired	-	-	-	-

Outstanding September 30, 2010	944,000	391,000	1,335,000	$2.28

F-14

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9.  Private offering of equity securities

Subsequent to the reverse merger, the Company accepted additional subscriptions in an offering of its units comprised of 16,667 shares of common stock and warrants to purchase an additional 5,500 shares of common stock at an exercise price of $2.50 per share and expiring in three years (the ”Units”) offered pursuant to Regulation D of the Securities Act of 1933, as amended. The Company sold an aggregate of 135.86 Units for a total of $3,396,610 during the nine months ended September 30, 2010.

Note 10.  Convertible notes

In conjunction with the offering of the Units noted above, the holders of the convertible notes were given the opportunity to convert their notes into shares of common stock at a price of $1.275 per share, prior to the occurrence of the terms stated in the convertible notes.  All of the holders of the convertible notes, which were recorded at $750,000 at December 31, 2009, elected to convert their notes, and accrued interest of $23,533, into approximately 606,693 shares of the Company’s common stock in January 2010.

Note 12. Subsequent Events

Subsequent to September 30, 2010, one of the Company's shareholders holding an unsecured note payable in the amount of $100,000 elected to discharge the note by entering into a Securities Purchase agreement with the Company for 100,000 shares of the Company's common stock and warrants to purchase an additional 30,000 shares of the Company's common stock at an exercise price of $2.00 per share and expiring in five years.

Subsequent to September 30, 2010, the Company accepted additional subscriptions in an offering of its Units and sold an aggregate of 10.8 Units for a total of $270,000.

On October 22, 2010, the Company consummated a Securities Purchase Agreement with certain purchasers, whereby the Company issued debentures in an aggregate amount of $344,828 and warrants to purchase 137,931 shares of common stock, par value $0.001 per share, at the price of $2.50 per share which expires in five years.

Note 12. Unaudited Pro Forma Condensed Combined Statement of Operations

The following unaudited pro forma condensed combined statement of operations is presented to illustrate the estimated effects of the LPI Agreement. The unaudited pro forma condensed combined statement of operations was prepared using the unaudited historical condensed statement of operations of the Company and Life Protection. The unaudited pro forma condensed combined statement of operations should be read in conjunction with the Company's audited statement of operations for the year ended December 31, 2009 which is included in its December 31, 2009 Annual Report on Form 10-K.

F-15

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2010 assumes that the LPI Agreement was consummated at the beginning of the period presented. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2010 combines the unaudited condensed statement of operations of the Company for the nine months ended September 30, 2010 with the unaudited condensed statement of operations of Life Protection for the period January 1, 2010 to September 8, 2010.

The information presented in the unaudited pro forma condensed combined statement of operations does not purport to represent what our results of operations would have been had the LPI Agreement occurred as of the dates indicated, nor is it indicative of our future results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the LPI Agreement. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 (UNAUDITED)

	GreenHouse Holdings, Inc. and Subsidiaries Historical	Life Protection, Inc. Historical	Pro Forma Adjustments	Pro Forma Notes	Combined

Revenues	$4,427,951	$3,021,695	$-		$7,449,646

Cost of goods sold	2,594,196	2,155,676	-		4,749,872

Gross profit	1,833,755	866,019	-		2,699,774

Operating expenses	4,320,962	264,514	-		4,585,476

(Loss)/income from operations	(2,487,207)	601,505	-		(1,885,702)

Other expense	(487,416)	(17,832)	-		(505,248)

Net (loss)/income before noncontrolling interest	$(2,974,623)	$583,673	-		$(2,390,950)

Net (income) attributable to noncontrolling interest	-	(415,155)	-		(415,155)

Net (loss)/income	(2,974,623)	168,518	-		(2,806,105)

Net loss per common share	$(0.13)	$0.52			$(0.12)

Weighted average number of common shares outstanding - basic	22,840,848	1,118,750	(83,285)		23,876,313

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS	F-1 to F-2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	F-3 to F-4

Consolidated Statements of Operations	F-5

Consolidated Statements of Shareholders’ Equity (Deficit)	F-6

Consolidated Statements of Cash Flows	F-7 to F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-9 to F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Green House Holdings, Inc. and Subsidiary
San Diego, California

We have audited the consolidated balance sheet of Green House Holdings, Inc. and Subsidiary  (the “Company”), as of December 31, 2009, and the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Green House Holdings, Inc. at December 31, 2009, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company had an accumulated deficit of $2,108,070, a net loss and net cash used in operations of $1,686,789 and $830,101, respectively, for the year ended December 31, 2009.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PKF
San Diego, California	PKF
April 14, 2010	Certified Public Accountants
A Professional Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
GreenHouse Holdings, Inc.
(Formerly R Squared Contracting, Inc.)
San Diego, California

We have audited the accompanying balance sheet of GreenHouse Holdings, Inc. (formerly R Squared Contracting, Inc.) (the “Company”) as of December 31, 2008 and the related statements of operations, shareholders’ deficit and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Li & Company, PC
Li & Company, PC

Skillman, New Jersey
January 3, 2010

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2009 and 2008

	2009	2008
ASSETS
Current assets:
Cash	$3,869	$-
Accounts receivable	887,503	109,399
Prepaid expenses	15,260	-
Deferred issuance costs	152,740	-
Other receivables	300	2,000

Total current assets	1,059,672	111,399

Property and equipment, net	165,953	156,243
Non-current assets:
Security deposit	6,000	6,000
Distribution rights	500,000	-
Total assets	$1,731,625	$273,642

The accompanying notes are an integral part of the financial statements.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (CONTINUED)
December 31, 2009 and 2008

	2009	2008
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$588,958	$49,562
Accrued expenses	213,397	22,482
Billings in excess of cost and estimated earnings	999,091	124,177
Current portion of notes payable	12,914	7,656
Current portion of notes payable, related parties	273,660	110,568

Total current liabilities	2,088,020	314,445

Notes payable, net of current portion	794,033	34,416
Notes payable, net of current portion, related parties	945,082	333,502

Total liabilities	3,827,135	682,363

Commitments and contingencies (Note 9)

Shareholders' deficit:
Common stock, no par value, 1,000,000 shares authorized, 800,000 shares issued and outstanding at December 31, 2009 and 2008	12,560	12,560
Accumulated deficit	(2,108,070)	(421,281)

Total shareholders' deficit	(2,095,510)	(408,721)

Total liabilities and shareholders' deficit	$1,731,625	$273,642

The accompanying notes are an integral part of the financial statements.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2009 and 2008

	2009	2008

Revenues	$4,490,186	$357,546

Cost of goods sold	2,753,743	252,988

Gross profit	1,736,443	104,558

Operating expenses:
Compensation	1,257,090	273,282
Selling, general and administrative	2,100,276	258,055

Total operating expenses	3,357,366	531,337

Loss from operations	(1,620,923)	(426,779)

Other expense:
Interest	(63,747)	(2,375)

Loss before income taxes	(1,684,670)	(429,154)

Provision for income taxes	2,119	-

Net loss	$(1,686,789)	$(429,154)

Basic net loss per common share	$(2.11)	$(4.21)

Weighted average number of common shares outstanding - basic	800,000	101,918

The accompanying notes are an integral part of the financial statements.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
For the Years Ended December 31, 2009 and 2008

	Common Shares	Amount	Retained Earnings (Accumulated Deficit)	Total

Balance, December 31, 2007	100,000	$1,570	$7,873	$9,443

Common stock issued for services	476,000	7,473	-	7,473

Common stock issued for property and equipment	224,000	3,517	-	3,517

Net loss	-	-	(429,154)	(429,154)

Balance, December 31, 2008	800,000	12,560	(421,281)	(408,721)

Net loss	-	-	(1,686,789)	(1,686,789)

Balance, December 31, 2009	800,000	$12,560	$(2,108,070)	$(2,095,510)

The accompanying notes are an integral part of the financial statements.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2009 and 2008

	2009	2008
Cash flows from operating activities:
Net loss	$(1,686,789)	$(429,154)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	43,127	15,971
Common stock issued for services	-	7,473
Changes in operating assets and liabilities:
Accounts receivable	(778,104)	(109,399)
Prepaid expenses	(15,260)	-
Other receivables	1,700	(2,000)
Security deposit	-	(5,400)
Accounts payable	539,396	21,104
Accrued expenses	190,915	(22,760)
Billings in excess of cost and estimated earnings	874,914	124,177
Net cash flows used in operating activities	(830,101)	(399,988)

Cash flows from investing activities:
Purchase of property and equipment	(26,550)	(143,648)
Net cash flows used in investing activities	(26,550)	(143,648)

Cash flows from financing activities:
Deferred issuance costs	(152,740)	-
Payments on notes payable	(11,412)	(2,806)
Payments on notes payable, related parties	(66,926)	-
Proceeds from notes payable	750,000	44,878
Proceeds from notes payable, related parties	341,598	424,719
Net cash flows provided by financing activities	860,520	466,791
Net increase (decrease) in cash	3,869	(76,845)
Cash at beginning of year	-	76,845
Cash at end of year	$3,869	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for:
Interest	$13,341	$-
Income taxes	$2,119	$-

The accompanying notes are an integral part of the financial statements.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
For the Years Ended December 31, 2009 and 2008

	2009	2008
Non-cash investing and financing activities:
Purchase of vehicle from proceeds of note payable	$26,287	$-
Common stock issued for property and equipment	$-	$3,517
Notes payable to related parties for acquisition of distribution rights	$500,000	$-

The accompanying notes are an integral part of the financial statements.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

NOTE 1 - ORGANIZATION AND OPERATIONS

R Squared Contracting, Inc. (“R Squared”) was incorporated in the State of California on January 2, 2007.  Green House Holdings, Inc. (“GHH” or the “Company”) was organized under the laws of the State of Nevada on September 18, 2009.  On September 20, 2009, a securities exchange agreement was entered into by and among GHH and R Squared and all of the equity holders of R Squared (“R Squared Shareholders”).  Under this agreement, GHH acquired all of the issued and outstanding shares of R Squared from the R Squared Shareholders in exchange for an aggregate of 800,000 shares of GHH common stock.  R Squared became a wholly owned subsidiary of GHH and the 800,000 shares represent 100% of the total outstanding shares of GHH.  R Squared is the only subsidiary of GHH and GHH does not have any operations outside of R Squared.  For purposes of presentation, the consolidated balance sheets as of December 31, 2009 and 2008 and the consolidated results of operations for the year then ended have been presented for R Squared as the reporting entity.  The consolidated financial statements as of and for the years ended December 31, 2009 and 2008 represent full years of operations of R Squared.

The Company is based in San Diego, California and is a provider of energy efficiency products and technologies to the residential, commercial and industrial building markets. The Company is also a provider of Ethanol fuel and Ethanol production technologies to residential, corporate and government customers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Significant estimates included in these financial statements are revenue recognition on uncompleted contracts and billings in excess of costs and estimated earnings. These estimates are based on the ratio of actual costs incurred to date bear to estimated costs at completion.  It is at least reasonably possible that a change in these estimates will occur in the near term.

New accounting pronouncement

The Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”), which became the single official source of authoritative, nongovernmental GAAP. The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP, other than guidance issued by the SEC. All other literature became non-authoritative. ASC is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Consolidation

The consolidated financial statements include the accounts of GHH and it’s wholly owned subsidiary R Squared.  All material intercompany balances have been eliminated in consolidation.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Accounts receivable

The Company grants unsecured credit to individuals primarily located in Southern California.  Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any.  At December 31, 2009 and 2008, the allowance for doubtful accounts is $0.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure to its customers.

Deferred issuance costs

The Company has certain deferred issuance costs consisting of legal and other expenses relating to the issuance of additional equity securities which began to be issued in January 2010 (See Note 11).

Property and equipment

Property and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from 3 years to 5 years.  Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.  Leasehold improvements are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Impairment of long-lived assets

The Company has adopted FASB ASC 360, Property, Plant, and Equipment, for its long-lived assets.  The Company’s long-lived assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets as of December 31, 2009 or 2008.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

Fair value of financial instruments

FASB ASC 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  FASB ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  FASB ASC 820 states that a fair value measurement should be determined based on the assumptions the market participants would use in pricing the asset or liability.  In addition, FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the types of valuation information (“inputs”) are observable or unobservable.  Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The three broad levels defined by FASB ASC 820 hierarchy are as follows:

Level 1 – quoted prices for identical assets or liabilities in active markets.

Level 2 – pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date.

Level 3 – valuations derived from methods in which one or more significant inputs or significant value drivers are unobservable in the markets. These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation.

Valuations based on unobservable inputs are highly subjective and require significant judgments.  Changes in such judgments could have a material impact on fair value estimates.  In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes.  Changes in economic conditions may also dramatically affect the estimated fair values.

Fair value of financial instruments (Continued)

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2009 or 2008, nor gains or losses are reported in the consolidated statements of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the years ended December 31, 2009 or 2008.

Revenue recognition

In accordance with FASB ASC 605, Revenue Recognition, contract revenues are recognized using the percentage of completion method in the ratio that costs incurred bear to estimated costs at completion. Adjustments to contract cost estimates are made in the periods in which the facts which require such revisions become known. Unapproved change orders are not considered as part of the contract until it has been approved by the customer. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract.

Customer Billings

The Company classifies cumulative customer billings that exceed the sum of total contract cost plus the gross profit earned to date as billings in excess of cost and estimated earnings.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes

The Company follows FASB ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period of enactment.

The Company adopted the application of uncertain tax positions of FASB ASC 740, Income Taxes, during 2009.  The standard addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under FASB ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  At the date of adoption, and as of December 31, 2009, the Company does not have a liability for unrecognized tax uncertainties.

The Company's policy is to record interest and penalties on uncertain tax positions as income tax expense. As of December 31, 2009, the Company has no accrued interest or penalties related to uncertain tax positions.

Advertising

Advertising expense is comprised of media, agency and promotion costs.  Advertising expenses are charged to operations as incurred.  Advertising expenses charged to operations totaled $19,033 and $24,558 for the years ended December 31, 2009 and 2008, respectively.

Net loss per common share

Net loss per common share is computed pursuant to FASB ASC 260, Earnings Per Share.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of December 31, 2008.  As of December 31, 2009, there were 606,693 potentially dilutive shares related to the convertible debt (Note 7).  However, the convertible debt shares are considered to be anti-dilutive and are not included in the calculation of net loss per share.

Reclassifications

Certain amounts on the prior year’s financial statements have been reclassified to conform to the current year’s presentation.

Recently issued accounting pronouncements

In October 2009, the FASB issued ASU No. 2009-13  “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (formerly EITF Issue No. 08-1)”.  This standard modifies the revenue recognition guidance for arrangements that involve the delivery of multiple elements, such as product, software, services or support, to a customer at different times as part of a single revenue generating transaction.  This standard provides principles and application guidance to determine whether multiple deliverables exist, how the individual deliverables should be separated and how to allocate the revenue in the arrangement among those separate deliverables. The standard also expands the disclosure requirements for multiple deliverable revenue arrangements. This standard is effective for fiscal years beginning on or after June 15, 2010.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In January 2010, the FASB issued ASU No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements”.  This Update amends Subtopic 820-10 that require new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This Update also amends Subtopic 820-10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In February, 2010, the FASB issued ASU No. 2010-09, “Subsequent Events”, which amended ASC 855-10 and states an entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and SEC requirements.  The amendment in this update is effective for interim or annual periods ending after June 15, 2010.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company had an accumulated deficit of $2,108,070 at December 31, 2009, a net loss and net cash used in operations of $1,686,789 and $830,101, respectively, for the year ended December 31, 2009. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, raise additional capital, and generate sufficient revenues.  In January through April 14, 2010, the Company raised $865,000 through the issuance of equity securities (See Note 11).  Management believes that the actions presently being taken to further implement its business plan, raise additional capital, and generate revenues provide the opportunity for the Company to continue as a going concern, but there can be no assurances to that effect.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2009 and 2008 consisted of:

	2009	2008
Vehicles	$102,477	$76,190
Leasehold improvements	94,436	94,436
Furniture and equipment	10,873	10,873
	207,786	181,499
Less: accumulated depreciation and amortization	(68,383)	(25,256)
Project in process	26,550	-
Property and equipment, net	$165,953	$156,243

Depreciation and amortization expense for the years ended December 31, 2009 and 2008 was $43,127 and $15,971 respectively.

The carrying amount of the vehicles, that serve as collateral on the vehicle loans, is $67,597 and $59,177 at December 31, 2009 and 2008, respectively.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

NOTE 5 - DISTRIBUTION RIGHTS

Pursuant to an agreement dated January 14, 2009 between the Company and E-Fuel Corporation (“E-Fuel”), (the “Distribution Agreement”), the Company acquired exclusive rights to distribute E-Fuel equipment, parts and accessories used in the production of ethanol for certain counties in the state of California.  The term of the Distribution Agreement is for three years and may be extended for an additional one year term by the mutual written consent of the Company and E-Fuel. Under the terms of the Agreement, the Company is required to order minimum quantities (See Note 9). The Company paid E-Fuel a $500,000 distribution fee to acquire the limited exclusive distribution rights. The distribution fee will be amortized using the straight-line method over the initial three year term of the Distribution Agreement; beginning when the Company completes its beta testing of the E-Fuel equipment.  The Company anticipates yearly amortization expense to be approximately $167,000.

	2009	2008
Costs incurred on uncompleted contracts	$378,986	$43,919
Estimated earnings	190,290	4,675
	569,276	48,594
Less: billings to date	1,568,367	172,771
Billings in excess of cost and estimated earnings	$(999,091)	$(124,177)

As of December 31, 2009 and 2008, there was a backlog of approximately $547,000 and $111,000, respectively.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

Notes payable at December 31, 2009 and 2008 consisted of:

	2009	2008
Vehicle loans	$56,947	$42,072
Convertible notes	750,000	-
Related party promissory notes	1,218,742	444,070
Total long-term debt	2,025,689	486,142
Less: current portion	286,574	118,224
Long-term portion	$1,739,115	$367,918

Minimum future obligations under the notes payable as of December 31, 2009 are as follows:

Year Ending December 31,
2010	$286,574
2011	647,673
2012	995,773
2013	94,617
2014	1,052
$2,025,689

Vehicle loans

In 2008, the Company purchased two vehicles that were financed through GMAC. Interest on the GMAC loans is 9.75% per annum and monthly payments approximate $950.  Final payments for both loans are due in July 2013.  In 2009, the Company purchased one vehicle that was financed through Ford Motor Credit.  Interest on the Ford Motor Credit loan is 10.89% per annum and monthly payments approximate $570.  Final payment on the loan is due in May 2014.  The vehicle loans are secured by the vehicles.

Convertible notes

During the year ended December 31, 2009, the Company issued $750,000 of unsecured convertible notes payable (the “Convertible Notes”) to investors. The Convertible Notes are due and payable on the earlier of (1) 24 months from the date of issuance or (2) upon receipt of financing by the Company, whether by debt or equity, of gross proceeds of at least $3 million. The Convertible Notes accrue interest at the rate of 8% per annum. Interest is payable semi annually in cash.  Accrued interest at December 31, 2009 was $21,033.  Should the Company complete any financings, debt or equity, which include any equity component or provide for a right to convert into equity, and if the entire principal of the loan remains outstanding, the investors shall have the option to convert, on an all-or-none basis, the entire principal and outstanding interest of the Convertible Notes into said financing at a price equal to 85% of the purchase price of said financing.  All of the Convertible Notes were converted to common stock in January 2010 (See Note 11).

Related party promissory notes

On October 8, 2008, the Company issued an unsecured promissory note (the “Note”) to Pacific Consortium Investments (“Pacific”) in the amount of $300,000. Interest accrues on the note at the rate of 5% per annum. Under the term of the Note, the Company shall make 36 monthly payments beginning on June 15, 2010.  Subsequent to execution of the Note, Pacific advanced the Company additional amounts totaling $100,000 each during each of the years ended December 31, 2008 and 2009 which is treated as additional borrowings under the Note. The controlling party of Pacific is a shareholder of the Company.

In 2008, the Company borrowed $15,000 from a Company executive. In 2009, the Company borrowed an additional $30,000 from the same executive.  The $45,000 borrowed was paid in full in July 2009. There was no interest on the note.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

NOTE 7 - NOTES PAYABLE (Continued)

In 2007, the Company issued a note payable to a shareholder in the amount of $19,351. During 2008 the Company received additional funds from the same party in the amount of $9,719. During the year ended December 31, 2009, the Company received additional funds from the same party in the amount of $8,518.  This note is unsecured, non-interest bearing, and due on demand.

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $300,000 and received an additional unsecured loan in the amount of $56,154 from its principal shareholder and Chief Executive Officer.  The note has a stated interest rate of 4%, with interest payments due monthly, and is due upon receipt of equity financing by the Company of at least $5 million.  The loan is non-interest bearing.

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $100,000 to a shareholder.  Principal of $100,000 plus a one-time interest payment of $10,000 is due on May 28, 2010.

During the year ended December 31, 2009, the Company issued two unsecured notes payable of $100,000 each to shareholders.  These notes are due on December 31, 2011 and are non-interest bearing.

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $25,000 to a shareholder.  This note is payable upon receipt of equity financing by the Company and is non-interest bearing. The note holder will receive 15,000 shares of common stock upon receipt of equity financing by the Company.

NOTE 8 - SHAREHOLDERS’ EQUITY

On December 31, 2008, the Company issued 224,000 shares for furniture and equipment valued at $3,517, the value of the equipment.

On December 31, 2008, the Company issued 476,000 shares for consulting services.  The Company recorded consulting fee expense of $7,473 based on the fair value of the common stock on the date of issuance.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Distribution agreement

Pursuant to the Distribution Agreement (Note 5), the Company will be  required to order a minimum number of units of the E-Fuel equipment which will be determined upon completion of the beta testing. The Company is not required to purchase any units of E-Fuel equipment until the Company completes its beta testing of the E-Fuel equipment.

Operating lease

The Company subleases its building from a shareholder.  For the period August 1, 2008 through May 31, 2009, the Company had a month to month lease.  The Company has a non-cancelable operating lease beginning June 1, 2009 that expires on July 31, 2013.

At December 31, 2009, future minimum lease payments under this lease are as follows:

Year Ending December 31,
2010	$69,268
2011	71,346
2012	73,486
2013	43,608
Total minimum lease payments	$257,708

Rent expense to the shareholder for the building for the years ended December 31, 2009 and 2008 was $67,820 and $27,675, respectively.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

NOTE 10 - INCOME TAXES

For the year ended December 31, 2008 and from January 1, 2009 through September 17, 2009, the Company was a Subchapter S-Corporation (“Sub-S”).  Under a Sub-S, income and losses of the Company flow through to the shareholders and the Company does not incur federal income taxes.  For state income tax purposes, the Company is subject to a 1.5% California tax.  As a result, the Company had no provision for income taxes or deferred tax assets or liabilities as of and for the year ended December 31, 2008 or as of and for the period ended September 17, 2009.  On September 18, 2009, the Company became a C-Corporation and is subject to federal and state income taxes.  The Company’s tax returns are prepared on the cash basis of accounting whereby, revenues are recognized when received and expense is deducted when paid.

The provision for income taxes consisted of the following for the year ended December 31, 2009:

Current provision:
Federal	$-
State	2,119
2,119
Deferred expense:
Federal	-
State	-
Total provision for income taxes	$2,119

Deferred taxes consisted of the following as of December 31, 2009:

Deferred tax assets:
Net operating loss carryforwards	$90,000
Adjustment for cash basis tax return	367,000
Gross deferred tax assets	457,000
Deferred tax liabilities:
Depreciation and other	(6,000)
Less valuation allowance	(451,000)
Net deferred tax assets	$-

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

NOTE 10 - INCOME TAXES (Continued)

A reconciliation of the effective tax with the federal statutory rate is as follows as of December 31, 2009:

Expected Income tax (benefit) expense at 35% statutory rate	$(590,000)
Less non-taxable S- Corp loss	344,000
Change in valuation allowance	451,000
Nondeductible expenses	2,000
Deferred tax upon electing C-Corp status	(167,000)
State income taxes	(37,881)
Actual tax expense	$2,119

A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance of $451,000.  The valuation allowance increased by $451,000 and $0 for the years ended December 31, 2009 and 2008, respectively.

At December 31, 2009, the Company has a federal income tax net operating loss carryforward of approximately $221,000.  The federal net operating loss carryforward expires in 2029.  At December 31, 2009, the Company has approximately $223,000 of California net operating loss carry forwards that begin to expire in 2028.  During 2008, the State of California enacted legislation which limits the use of operating loss and tax credit carryforwards to offset income for 2008 and 2009.

Use of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within any three year period.

NOTE 11 - SUBSEQUENT EVENTS

In accordance with FASB ASC 855, Subsequent Events, the Company has evaluated all events that occurred after the balance sheet date of December 31, 2009 through April 14, 2010, the date when the financial statements were issued, to determine if they must be reported.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

Legal proceedings

The Keith Miles matter (Note 9) was settled on March 17, 2010 for a total settlement amount of $500,000.  Per the Settlement Agreement, the Company is a signatory to the Settlement Agreement for the sole and limited purpose of securing and guaranteeing the settlement payments.  Should the defendants, excluding GreenHouse Holdings, Inc., fail to timely remit any payments, the Company will be required to remit the entire outstanding amount.  The defendants have access to sufficient capital and it is not expected that the Company will incur any expense or payments in regards to this settlement.

In March 2010, the Company was threatened with litigation by SalesForce.com, Inc., a San Diego based software licensing company.  The threatened action alleges the Company’s failure to remit payment in the amount of $75,000 for software licenses purportedly provided by SalesForce.com, Inc. The Company believes it has defenses in this litigation and if the Company does not prevail, the Company believes it will be able to negotiate a settlement with SalesForce.com, Inc. for an amount lower than the $75,000.

Convertible notes

In conjunction with the offering of the Units noted below, the holders of the Convertible Notes (Note 7) were given the opportunity to convert their notes into shares of common stock at a price of $1.275 per share, prior to the occurrence of the terms stated in the Convertible Notes.  All of the holders of the Convertible Notes, which were recorded at $750,000 at December 31, 2009, elected to convert their notes, and accrued interest of $23,533, into approximately 606,693 shares of the Company’s common stock.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

NOTE 11 - SUBSEQUENT EVENTS (Continued)

Reverse merger

On January 7, 2010, GreenHouse Holdings, Inc., f/k/a Custom Q, Inc. (“GreenHouse”) approved an amendment to its Articles of Incorporation (the “Amendment”) to change its name to GreenHouse Holdings, Inc. and to effect a forward-split such that 5 shares of common stock were issued for every 1 share of common stock issued and outstanding immediately prior to filing of the Amendment (the “Forward Split”).  On January 7, 2010, GreenHouse entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Green House Holdings, Inc., a Nevada corporation (“GHH” or the “Company”), and the stockholders of GHH whereby GreenHouse acquired all of the issued and outstanding common stock of GHH in exchange (the “Exchange”) for 19,800,000 newly issued shares of common stock and options to purchase 784,000 shares of common stock (after giving effect to the Forward Split) of GreenHouse. As a result, the Company completed a reverse merger in which GreenHouse merged with the Company and the Company became a wholly-owned subsidiary of GreenHouse (the “Merger”).

Immediately prior thereto, GHH consummated a Stock Purchase Agreement with Cindy Kostoff, GreenHouse’s principal shareholder and officer and director, whereby GHH acquired 4,000,000 of GreenHouse’s 4,240,000 outstanding shares from Ms. Kostoff for the purchase price of $250,000.  Simultaneously therewith, GreenHouse accepted subscriptions in an offering of its units comprised of 16,667 shares of common stock and warrants to purchase an additional 5,500 shares common stock at an exercise price of $2.50 per share and expiring in three years (the ”Units”) offered pursuant to Regulation D of the Securities Act of 1933, as amended. GreenHouse sold an aggregate of 19 Units for a total of $475,000.  Management does not believe that the value of the warrants will have a material impact on its consolidated financial position, results of operations or cash flows.

As part of the Amendment, GreenHouse authorized the issuance of 300,000,000 shares of common stock $.001 par value per share, of which 21,316,667 shares were outstanding on January 7, 2010.  GreenHouse also authorized the issuance of 10,000,000 shares of preferred stock $.001 par value per share, of which no shares were outstanding on January 7, 2010.

Upon completion of the Merger, the officers and directors of GreenHouse resigned and the current officers and directors of the Company were appointed officers and directors of GreenHouse.  The Merger will be accounted for as a reverse acquisition with the Company as the accounting acquirer and GreenHouse as the accounting acquiree.  GreenHouse is subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

NOTE 11 - SUBSEQUENT EVENTS (Continued)

2010 equity plan

In January 2010, the Company adopted the 2010 Equity Incentive Plan (the “2010 Plan”).  The 2010 Plan is intended to promote the interests of the Company by attracting and retaining exceptional employees, consultants, directors, officers and independent contractors (collectively referred to as the “Participants”), and enabling such Participants to participate in the long-term growth and financial success of the Company.  Under the 2010 Plan, the Company may grant stock options, which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, and restricted stock awards, which are restricted shares of common stock. The Company reserved a total of 2,000,000 shares of common stock for issuance under the 2010 Plan.  Generally, the 2010 Plan provides for options with terms of 10 years.

In January 2010, the Company granted 240,000, 76,000, and 468,000 options to purchase Company common stock to the Chief Financial Officer, a key consultant, and certain employees and consultants, respectively.  These options vest through January 1, 2013 and the exercise price ranges from $1.50 to $2.50 per share.

Private offering of equity securities

Subsequent to the reverse merger, GreenHouse accepted subscriptions in an offering of its units comprised of 16,667 shares of common stock and warrants to purchase an additional 5,500 shares common stock at an exercise price of $2.50 per share and expiring in three years (the ”Units”) offered pursuant to Regulation D of the Securities Act of 1933, as amended. GreenHouse sold an aggregate of 15.6 Units for a total of $390,000.  Management does not believe that the value of  the warrants will have a material impact on its consolidated financial position, results of operations or cash flows.

NOTE 12 - UNAUDITED PRO FORMA COMBINED INFORMATION

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of the Exchange, the issuance of the Units and the conversion of the convertible notes.  The unaudited pro forma financial statements were prepared using the historical financial statements of the GreenHouse and GHH.

The unaudited pro forma combined balance sheet as of December 31, 2009 combines the audited balance sheet of the Company as of December 31, 2009 and the unaudited balance sheet of GreenHouse as of December 31, 2009 and assumes that the Exchange was consummated on December 31, 2009.

The unaudited pro forma combined statements of operations for the year ended December 31, 2009 assumes that the Exchange was consummated at the beginning of the period presented.  The unaudited pro forma combined statement of operations for the year ended December 31, 2009 combines the audited statement of operations of the Company for the year ended December 31, 2009 with the unaudited statement of operations of GreenHouse for the year ended December 31, 2009.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what the Company’s financial position or results of operations would have been had the Exchange occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period.  You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Exchange.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

NOTE 12 - UNAUDITED PRO FORMA COMBINED INFORMATION (Continued)

The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances.

The merger of a private operating company into a non-operating public shell corporation with nominal net assets is considered to be a capital transaction, in substance, rather than a business combination, for accounting purposes. Accordingly, the Company treated this transaction as a capital transaction without recording goodwill or adjusting any of its other assets or liabilities. The consideration in the amount of $250,000 paid to the former stockholder of GreenHouse was recorded as an Other Expense item and included in the Company’s pro forma net loss for the year ended December 31, 2009.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET December 31, 2009
		Green House
		Holdings
		(f/k/a Custom		Pro
	GHH	Q, Inc.)	Pro Forma	Forma
	Historical	Historical	Adjustments	Notes	Combined
ASSETS
Cash	$3,869	$1,705	$475,000	a	$146,353
			(250,000)	b
			(84,221)	e
Accounts receivable	887,503	681	-		888,184
Prepaid expenses	15,260	-	-		15,260
Deferred issuance costs	152,740	-	(152,740)	f	-
Other receivables	300	-	-		300

Total current assets	1,059,672	2,386	(11,961)		1,050,097

Property and equipment, net	165,953	442	-		166,395

Other assets	-	-	250,000	b	-
			(250,000)	c
Security deposit	6,000	-	-		6,000
Distribution rights	500,000	-	-		500,000

Total assets	$1,731,625	$2,828	$(11,961)		$1,722,492

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

NOTE 12 - UNAUDITED PRO FORMA COMBINED INFORMATION (Continued)

UNAUDITED PRO FORMA COMBINED BALANCE SHEET (CONTINUED) December 31. 2009
		GreenHouse
		Holdings
		(f/k/a Custom		Pro
		Q, Inc.)	Pro Forma	Forma
	GHH Historical	Historical	Adjustments	Notes	Combined
LIABILITIES AND SHAREHOLDERS' DEFICIT
Accounts payable	$588,958	$48,349	$(47,203)	e	$590,104
Accrued expenses	213,397	2,212	(1,768)	e	192,808
			(21,033)	g
Billings in excess of cost and estimated earnings	999,091	0	0		999,091
Current portion of notes payable	12,914	0	0		12,914
Current portion of notes payable, related parties	273,660	0	0		273,660

Total current liabilities	2,088,020	50,561	(70,004)		2,068,577

Notes payable, net of current portion	794,033	0	(750,000)	g	44,033
Notes payable, net of current portion, related parties	945,082	35,250	(35,250)	e	945,082

Total liabilities	3,827,135	85,811	(855,254)		3,057,692

Shareholders' deficit:
Common stock	12,560	4,240	317	a	21,922
			8,198	c
			607	g
			(4,000)	c
Additional paid-in capital	0	10,160	474,683	a	1,088,171
			(4,198)	c
			(10,160)	d
			(152,740)	f
			770,426	g
Accumulated deficit	(2,108,070)	(97,383)	97,383	d	(2,445,293)
			(337,223)
Total shareholders' deficit	(2,095,510)	(82,983)	843,293		(1,335,200)
Total liabilities and shareholders' deficit	$1,731,625	$2,828	$(11,961)		$1,722,492

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

NOTE 12 - UNAUDITED PRO FORMA COMBINED INFORMATION (Continued)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31. 2009
		GreenHouse
		Holdings
		(f k/a Custom		Pro
	GHH	Q. Inc.)	Pro Forma	Forma
	Historical	Historical	Adjustments	Notes	Combined
Revenues	$4,490,186	$41,348			$4,531,534
Cost of goods sold	2,753,743	32,620	-		2,786,363
Gross profit	1,736,443	8,728	-		1,745,171
Operating expenses	3,357,366	65,359	-		3,422,725
Loss from operations	(1,620,923)	(56,631)	-		(1,677,554)
Other expense	(63,747)	(3,113)	(250,000)	c	(404,083)
			(87,223)	d
Loss before income taxes	(1,684,670)	(59,744)	(337,223)		(2,081,637)
Provision for income taxes	2,119	-	-		2,119
Net loss	$(1,686,789)	$(59,744)	$(337,223)		$(2,083,756)
Net loss per common share	$(2.11)	$(0.01)	$(0.02)		$(0.10)
Average common and common equivalent shares	800,000	4,234,821	16,888,138		21,922,959

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2009 and 2008

NOTE 12 - UNAUDITED PRO FORMA COMBINED INFORMATION (Continued)

The following adjustments have been reflected in the unaudited pro forma combined financial statements:

a.
To record shares issued and proceeds received from subscription offering for units consisting of 16,667 shares of common stock and warrants to purchase an additional 5,500 shares of common stock at an exercise price of $2.50 per share. A total of 19 units were sold.

b.	To record acquisition by GHH of 4,000,000 of the Greenhouse shares from Greenhouse’s principal stockholder and officer and director.

c.
To record acquisition by Greenhouse of all issued and outstanding capital stock of GHH in exchange for 19,800,000 newly issued shares of common stock pursuant to Exchange Agreement. And to record retirement of shares acquired by GHH from the Greenhouse’s principal stockholder and officer and director (See note b).

d.	To eliminate pre-acquisition accumulated deficit of GreenHouse Holdings (f/k/a Custom Q, Inc.).

e.	To record payment of GreenHouse Holdings’ (f/k/a Custom Q, Inc.) debt from proceeds of unit subscriptions.

f.	To record application of deferred issuance costs in conjunction with subscription offering. (See note a above).

g.
To record conversion of notes payable as a result of the Merger, the holders of the convertible notes elected to convert their notes ($750,000) and accrued interest ($21,033) into 606,693 shares of common stock.

Part II Information Not Required in the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth expenses (estimated except for the registration fee) in connection with the offering described in the registration statement:

Accounting fees and expenses*	$25,000
Legal fees and expenses*	$50,000
Printing expenses*	$5,000
Miscellaneous*	$5,000
Total*	$85,000

*	Estimated

Item 14. Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein. NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

The Company's articles of incorporation and bylaws contain provisions which provide, among other things, that the Company shall indemnify certain persons, including officers and directors, against judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  As to any action brought by or in the right of the Company, such indemnification is limited to expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of the case, and shall not be made, absent court approval, if it was determined that such person was liable for negligence or misconduct in the performance of his duty to the Company.

The Articles of Incorporation and the Bylaws of the Company, respectively, provide that the Company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings where the officer or director acted in good faith and in a manner he reasonably believed to be in the Company's best interest and is a party by reason of his status as an officer or director, absent a finding of negligence or misconduct in the performance of duty.

Item 15. Recent Sales of Unregistered Securities

Since inception of the Registrant in June 20, 2008, we have sold unregistered securities to the following shareholders:

In or about June 2008, the Registrant issued 4,000,000 shares of common stock issued to our founder Cindy Kostoff issued at $0.001 per share.

In August through December of 2008, we issued 240,000 shares of common stock to 24 U.S. investors and 8 non-U.S. investors at $.10 per share in a private placement raising an aggregate of $24,000 cash.

On January 7, 2010, the Registrant authorized the issuance of 19,800,000 of Common Stock and options to purchase an aggregate of 784,000 shares of Common Stock in connection with the execution of an Agreement and Plan of Share Exchange with the equityholders of Green House Holdings, Inc. (the “Exchange”).

From January 7, 2010, through January 31, 2011, we issued 2,847,792 shares of our common stock and warrants to purchase an additional 939,752 shares of its common stock upon consummation of a private offering of the Company’s securities that began on January 7, 2010 through January 31, 2011.  All of the warrants subscribed for in the offerings are exercisable at the price of $2.50 per share and expire in three years.

On April 8, 2010,  we authorized the issuance of 606,693 shares of Common Stock and warrants to purchase an aggregate of 200,209 shares of Common Stock upon consummation of the conversion of Convertible Notes from our subsidiary R Squared Contracting, Inc.

From July 20, 2010, through October 1, 2010, we authorized the issuance of 178,432 shares of Common Stock and warrants to purchase an aggregate of 55,883 shares of Common Stock upon consummation of: the conversion of Promissory Notes from our subsidiary R Squared Contracting, Inc.

On September 8, 2010, we, and our  wholly-owned subsidiary, Green House Holdings, Inc., entered into an Agreement and Plan of Share Exchange (the “ LPI Agreement”) with Life Protection, Inc., a North Carolina corporation (“Life Protection”) and shareholders of Life Protection (the “Life Protection Holders”). Pursuant to the LPI Agreement, we acquired, from the Life Protection Holders, all of the capital stock of Life Protection in exchange for an aggregate of 1,118,750 shares of our newly issued shares of common stock, par value $.001 per share.

On October 22, 2010, GreenHouse Holdings, Inc. (the “Company”) consummated a Securities Purchase Agreement (the “Agreement”) with certain purchasers, whereby the Company issued debentures in an aggregate amount of $344,828 and warrants to purchase 137,931 shares of common stock, par value $0.001 per share (“Common Stock”), at the price of $2.50 per share which expire in five years.

Except as noted above, the sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, we believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D and Regulation S promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.  All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

3.1	Articles of Incorporation, as amended, of the Registrant (1)
3.2	Amended By-laws of the Registrant(2)
4.1	Specimen Stock Certificate of the Registrant(2)
4.2	Certificate of Rights and Preferences of Series A Convertible Preferred Stock (3)
4.3	Form of Common Stock Purchase Warrant (3)
5.1	Opinion of Tarter Krinsky & Drogin LLP (3)
10.1	Agreement and Plan of Share Exchange, by and among Custom Q, Green House Holdings, Inc., and the Shareholders of Green House holdings, Inc., dated as of January 7, 2010 (1)
10.2	Employment agreement John Galt (1)
10.3	Employment agreement Russ Earnshaw (1)
10.4	Employment agreement Chris Ursitti (1)
10.5	Employment agreement Sean Entin (1)
10.6	Employment agreement Justin Farry (1)
10.7	2010 Equity incentive Plan (1)
10.8	Consulting and Services Agreement between GreenHouse Soluciones Sociedad Anonima and Viego Solutions, S. de R.L. de C.V. (2)
10.9
Agreement and Plan of Share Exchange, by and among Greenhouse Holdings, Inc., Green House Holdings, Inc., Billy C. Jones, Life Protection, Inc. and each of the Shareholders of Life Protection, Inc., dated as of July 21, 2010. (Filed as Exhibit 10.1 to Form 8-K filed on July 23, 2010)

10.10	Addendum to Agreement and Plan of Share Exchange, by and among Greenhouse Holdings, Inc., Green House Holdings, Inc., Billy C. Jones, Life Protection, Inc. and each of the Shareholders of Life Protection, Inc., dated September 1, 2010, (Filed as Exhibit 10.1 to Form 8-K filed on September 1, 2010)
10.11	Form of Securities Purchase Agreement. (Filed as Exhibit 10.1 to Form 8-K filed on October 27, 2010)
21.1	List of Subsidiaries (2)
23.1	Consent of PKF CPAs (2)
23.2	Consent of Li and Company, P.C.
24.1	Power of Attorney (4)

(1)	Incorporated by reference to the Company’s Form 8-K, filed with the Securities Commission on January 13, 2010.
(2)	Filed herewith.
(3)	To be filed on a future amendment.
(4)	Included on signature page of this Registration Statement.

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereunto duly authorized, in the City of San Diego, State of California, on February 14, 2011.

GREENHOUSE HOLDINGS, INC.

By:	/s/ John Galt
Name: John Galt
Title: Chief Executive Officer, Executive Chairman

By:	/s/ Justin Farry
Name: Justin Farry
Title: Chief Financial Officer

By:	/s/ Chris Ursitti
Name: Chris Ursitti
Title: Chief Innovation Officer

By:	/s/ Seymour G. Siegel
Name: Seymour G. Siegel
Title: Director

By:	/s/ Charles R. Allured
Name: Charles R. Allured
Title: Director

By:	/s/ Floyd H. Trogdon
Name: Floyd H. Trogdon
Title: Director

By:	/s/ Robert Russ Earnshaw
Name: Robert Russ Earnshaw
Title: Director

POWER OF ATTORNEY

Know all persons by these presents that each individual whose signature appears below constitutes and appoints John Galt, our Chief Executive Officer, as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Galt	Chief Executive Officer, Executive Chairman	February 14, 2011
John Galt

/s/ Chris Ursitti	Chief Innovation Officer	February 14, 2011
Chris Ursitti

/s/ Robert Russ Earnshaw	President, Director	February 14, 2011
Robert Russ Earnshaw

/s/ Justin Farry	Chief Financial Officer	February 14, 2011
Justin Farry

/s/ Seymour G. Siegel	Director	February 14, 2011
Seymour G. Siegel

/s/ Charles R. Allured	Director	February 14, 2011
Charles R. Allured

/s/ Floyd H. Trogdon	Director	February 14, 2011
Floyd H. Trogdon